UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VICTORY CAPITAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

April 6, 2022

Dear Stockholder:

On behalf of the Board of Directors of Victory Capital Holdings, Inc., we cordially invite you to attend the 2022 Annual Meeting of Stockholders, which will be held on May 17, 2022, at 8:00 a.m., Eastern Time. For your convenience, we are pleased to advise that the Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically, and submit questions during the Annual Meeting by visiting:

www.virtualshareholdermeeting.com/VCTR2022.

The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Information about how to access and review our proxy statement and 2021 Annual Report on Form 10-K, is included in the Notice of Internet Availability of Proxy Materials that you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Whether or not you plan to attend the Annual Meeting virtually, please submit your vote at your earliest convenience.

Sincerely,

David C. Brown
Chairman of the Board of Directors and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Victory Capital Holdings, Inc. will be held on May 17, 2022, at 8:00 a.m., Eastern Time. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically and submit your questions during the meeting by visiting:

www.virtualshareholdermeeting.com/VCTR2022.

You will need the control number included in your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to enter the meeting online to consider and vote upon:

1.	The election of Class I directors to serve until the 2025 annual meeting of stockholders.

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	Any other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders who owned shares of our stock as of the close of business on March 18, 2022, are entitled to attend and vote at the Annual Meeting and any adjournments thereof.

We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

Nina Gupta
Corporate Secretary

San Antonio, Texas

April 6, 2022

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be held on Tuesday, May 17, 2022, at 8:00 a.m., Eastern Time. Our proxy statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

iii

A Message from the Board of Directors

Our ESG Mission and Progress

Victory Capital Holdings, Inc. (“Victory”, “Victory Capital”, the “Company”, “we”, “us” or “our’) is an innovative, inclusive, and sustainable asset manager that provides both traditional and Environment, Social and Governance (“ESG”) investment strategies to meet evolving needs of numerous stakeholders. With an entrepreneurial spirit and pride of ownership, our employees continuously strive to create better outcomes for their clients, investors, communities, and society at large. The responsible investing (“RI”) approaches implemented by our firm and Investment Franchises aim to make a positive impact, enhance portfolio performance, mitigate risk, or align with client-driven values or themes. We do this while driving a workplace culture that values and respects integrity, excellence, and diversity.

Our role as an asset manager positions us to be uniquely situated to make meaningful impacts and positively affect the financial wellbeing of our clients, talented employees, shareholders, communities, and all other stakeholders.

We continually evolve and improve how we address the changing needs of investors with an emphasis on sustainably growing our business. We appreciate the genuine need for modifications that can improve the world we all share. Our daily decisions and actions are rigorously examined to ensure they will lead to constructive economic, social, and environmental outcomes. We thoughtfully allocate resources to further this corporate social responsibility (“CSR”) mission in many ways.

In the pages that follow, we proudly share specific tangible actions that demonstrate our approaches to corporate social responsibility and responsible investing.

We have empowered our investment teams at the individual Investment Franchise level to make ESG an increasingly important consideration in their investment processes. We provide investment solutions with a wide array of options available for investors with differing return objectives, tolerances, time horizons and special requirements.

	2021 GOALS	2021 PROGRESS	2022 GOALS

Responsible Investing (“RI”)

•   Enhance proxy voting guidelines and engagement tools to align with our enhanced ESG initiatives

•   Become member of Ceres Investor Network for Climate Risk and Sustainability

•   Join Climate Action 100+ (Ceres Working Group)

•   Become a User member of the Sustainability Accounting Standards Board (SASB) Alliance.

•   Implemented new sustainable proxy voting policies

•   Established RI Oversight Council (RIOC) to help ensure consistency in ESG disclosures, processes, & marketing

•   Became member of Ceres Investor Network for Climate Risk and Sustainability.

•   Joined SASB Alliance

•   Launched three new VictoryShares ESG ETFs (UBND, UCRD, MDCP).

•   Enhanced RI training for investment professionals (Ceres / SASB / PRI / MSCI / ISS / Sustainalytics / Others).

•   Vote Disclosure – further improve our ability to track and report our proxy voting record (including ESG topics) to investors and clients

•   Improve Corporate Engagement Capabilities by establishing norms-based engagement tools for our investment teams to enhance and track engagement with portfolio companies’ management teams on material ESG issues

Corporate Social Responsibility (“CSR”)

•   Produce Company’s inaugural “CSR” report highlighting our numerous human capital and community involvement initiatives designed to make positive impacts

•   Establish Employee Resource Groups (“ERGs”) to provide additional networking and support opportunities

•   Start a scholarship program for students pursuing careers in asset management

•   Published inaugural CSR report

•   Enacted Board-Level oversight responsibilities on Sustainability

•   Eliminated the company’s dual-class share structure

•   Launched several ERGs

•   Formed strategic alliance with Xavier University of Louisiana (XULA) and granted gap scholarships to XULA students.

•   Launched video series component of our existing Military Financial Readiness Program

•   Implemented mandatory Inclusive Culture eLearning and optional (ongoing) DEI sustained learning activities.

•   Support the Task Force on Climate-related Financial Disclosures (“TCFD”) recommendations for climate disclosures

•   Deepen XULA mentorships and continue providing gap scholarships for 2022-2023 academic year

•   Recruit XULA students to participate in the student led XULA investment club seeded with our $50,000 donation

Enterprise Approach to Environmental, Social, and Governance (“ESG”) Issues

and Corporate Social Responsibility (“CSR”)

Approach & Objectives

Victory Capital is committed to sustainable growth while striving to deliver desired investment performance and outcomes for our clients by focusing on our Company’s material ESG factors. According to the Sustainability Accounting Standards Board (SASB) Materiality Map®, the key ESG factors for asset management firms include:

•	Social Capital issues comprising customer privacy, data security, and selling practices;

•	Human Capital initiatives encompassing employee engagement, diversity and inclusion;

•	Business Model and Innovation matters such as product design and lifecycle management; and,

•	Leadership and Governance subjects including business ethics and systematic risk management.

Social Capital

As a socially responsible Company, we care deeply about all our stakeholders, including our clients, employees, industry partners, shareholders, and our communities. We have several initiatives designed to be catalysts for positive change.

One example is the Victory Capital Military Financial Readiness Program. The centerpiece of this one-of-a-kind program is our video series entitled the Road to Victory, Financial Command and Control for Transition Readiness. You are invited to visit our dedicated portal where we provide free educational materials, tools such as retirement and college savings calculators, and inspiration from veterans and service members who we have shared their personal financial journeys with heartfelt video interviews.

We are also proud to provide our employees with paid-time-off to volunteer for causes uniquely important to them. This is in addition to our Victory Matching Gifts Program that encourages employees to contribute to qualifying charitable organizations. This program supports employee philanthropy by offering a match of up to $300 (U.S.) per person each calendar year – employees’ cash contributions to their charitable organizations of choice and thus improve our communities in a diverse manner. We also sponsor service initiatives in many of the communities in which our employees live and work.

Victory Capital employees also recently volunteered to help Operation Homefront, a nonprofit that supports military families. Working with the McNay Art Museum in San Antonio, Texas, we helped put together 350 art kits for the children of active duty and veteran service members. The art supplies gave the kids some tools to be creative at home. After a year of what was probably a difficult time for these children, our employees enjoyed being a part of something special to bring joy to these children.

Customer Privacy

We abide by strict policies with respect to cybersecurity and the protection of customer and employee data. We continuously test our cybersecurity program and environment which enhances resiliency and reduces risk from evolving cybersecurity threats. Our Corporate Information Protection and Technology Use Policy prohibits storing or sending private client data on personal devices or email. Please click here for more information on our privacy policy.

We do not sell customer information to third parties. We do not share customer information about creditworthiness or insurability or share any other customer information with non-Victory companies for marketing purposes.

To provide our investor clients with our breadth of services, we may retain vendors who, depending on the services provided, require access to certain customer information. We have a formal vendor oversight policy in place to ensure customer data is adequately protected by our vendors.

If we receive a request to disclose customer information, we will only disclose such information if the request is required under applicable law, made by court order or subpoena, made by written administrative request (and is reviewed and cleared by appropriate Victory Capital personnel), or made by state or federal regulatory authorities under their powers of examination or supervision.

Data Security and Business Continuity Planning

We take security very seriously and are committed to protecting our information systems and customer data. We maintain a comprehensive Information Security Program consisting of a wide array of controls and procedures to reduce cyber risk. We protect information and systems from threats; whether internal or external, deliberate, or accidental. We adhere to reasonable administrative, technical, and physical security controls. We are dedicated to the following principles for protecting information:

•	Protecting the confidentiality of data;

•	Preserving the integrity of data; and,

•	Promoting the availability of data for authorized use.

We maintain plans to minimize the impact of significant incidents through coordinated continuity planning and resource management. These plans provide guidelines for ensuring that needed personnel and resources are available to respond to an incident and that the proper steps are carried out for the timely restoration of services to an acceptable level. Here are the main points of these plans:

•	Victory Capital utilizes data centers that are geographically diverse and independent of its office locations.

•	Victory Capital maintains geographically separated office locations to minimize the impact of regional events.

•

All personnel have Company issued laptops with virtual private network (VPN) capability to work from anywhere with an Internet connection. Victory Capital has invested in technologies that permit consistent policy enforcement, including data loss prevention measures, regardless of staff location.

•

Victory Capital performs annual business continuity and disaster recovery plan testing. Such testing is designed to confirm the resilience of our technology infrastructure and the ability of personnel to perform critical operations in case any of our offices are unavailable.

We also contract with reputable third parties to test our Information Security Program by conducting penetration testing and security assessments to evaluate overall security and further ensure we can adequately withstand evolving and increasingly sophisticated threats. We are aware of no material cybersecurity breaches or data loss incidents in our history.

Selling Practices

Investment adviser advertising is regulated primarily under Rule 206(4)-1 as adopted under Section 206(4) of the Investment Advisers Act of 1940 (Advisers Act). Fund material is covered under: 1) the Financial Industry Regulatory Authority’s (FINRA) rules 2210-2214, and 3010: 2) Rule 482 under the Securities Act of 1933 (‘33 Act): and 3) Rule 34b-1 of the Investment Company Act of 1940 (’40 Act), among other rules. 529 Plan advertising is covered under various Municipal Securities Rule Making Board (“MSRB”) rules including G-21 and G-27.

Our internal policies articulate guidelines and review processes to ensure all advertisements are clear, fair, and balanced with appropriate disclosures and otherwise compliant with all applicable laws. In addition to the regulations covered by the Advisers Act, ‘33 Act, ’40 Act, FINRA, the MSRB, and Victory Capital policy, all materials are reviewed and approved in advance of public dissemination. The product distribution teams at Victory Capital are staffed with individuals who, in addition to being licensed through FINRA, undergo extensive background checks to ensure the Company maintains an educated, competent and ethical work force.

Victory Capital has policies and procedures in place regarding the Investing and Retention of Qualifying Employer Securities, and Transactions Involving Parties in Interest. It is the policy of Victory Capital to monitor transactions in those employee benefit accounts defined in Section 3(2)(A) of ERISA:

•	To determine whether the transactions involve parties in interest, as defined in Section 3(14) of ERISA, engaging directly or indirectly with the account, in the:

•	Sale, exchange, or lease of property.

•	Lending of money or other extension of credit.

•	Furnishing of goods, services, or facilities.

•	Transfer to or use of assets by or for the benefit of a party in interest.

•	Acquire any employer security or employer real property in excess of certain percentage limits.

•	To determine that Victory Capital does not:

•	Deal with plan assets for its own account or in its own interest.

•	Act in any capacity with respect to a plan on behalf of (or represent) a party whose interests are averse to those of the plan, its participants, or beneficiaries.

•	Receive any consideration for its personal accounts from any party dealing with the plan in connection with a transaction involving plan assets.

Human Capital Development and Succession Planning

As an asset management firm, we are in the human capital business. As such, we value and appreciate our most important asset—our people. We employ “owners,” not employees. We want them to own their contribution to Victory Capital’s success. In recognition of this mission, Victory Capital has established an equity ownership program that has been recognized by MSCI as sector leading. At the end of 2021, more than 70% of our employees held economic ownership in our firm. Collectively, employees owned more than 20% of the equity in our firm. In addition, our employees are significant investors in our own products. At December 31, 2021, our employees had approximately $250 million invested in our strategies and products.

We all take pride in the deep expertise that we bring to the table. Every “owner” is held accountable for their individual actions as we work hard to generate positive outcomes. This culture is consistently supported and deliberately reinforced to drive sustainable financial performance and enhance value for our clients, shareholders, and all other stakeholders.

We strive to provide a healthy work environment for our employees. Victory Capital sponsors a variety of wellness programs including offerings certain employees free flu shots, and biometric screenings. We also have an employee rewards program that incentivizes employees to stay up to date with appropriate health screenings and complete health education courses. Victory Capital offers a wellness reimbursement program for external fitness memberships as well as other health programs and amenities at no cost to employees such as treadmill workstations at certain office locations and a modern fitness facility in our San Antonio headquarters.

Employee Diversity and Inclusion

Victory Capital recognizes and appreciates the importance of creating an environment in which all employees feel valued, included, and empowered to do their best work. We recognize that each employee’s unique experiences, perspectives, and viewpoints add value to our ability to create and deliver the best possible investment products to our clients. Given that our individual social, economic, and cultural identities shape and influence our experiences and perspectives, we enhance our collective success by ensuring diversity in our workforce across these various dimensions and by practicing inclusivity in how we work with one another.

We have a formal Diversity, Inclusion, Cohesion and Engagement (“DICE”) committee charged with integrating a diversity strategy that drives best practices, goals, and objectives. DICE is instrumental in fostering an environment that attracts the best talent, values diversity of life experiences and perspectives, and encourages innovation and excellence.

Our Chairman and CEO, David Brown, has committed himself and Victory Capital to advancing diversity and inclusion in our workplace by joining the growing CEO Action for Diversity & InclusionTM coalition. By signing on to this commitment, we have pledged to take action to cultivate a workplace where diverse perspectives and experiences are not only welcomed and respected but also a place where employees feel encouraged to discuss diversity and inclusion.

We use linguistics software to help develop our job postings. We aim to ensure inclusive language is used and that our job descriptions are intentionally targeting the most qualified and diverse candidates possible.

Where appropriate and beneficial to our clients, we also strive to engage business partners and vendors owned by historically marginalized groups. For example, four Minority- and Women-Owned Business Enterprises have been approved as trading counterparties to execute client transactions. Each of these firms are allocated trades for execution; subject to our fiduciary obligation to obtain best execution.

We also have formal Health and Safety, Anti-Discrimination, Diversity, and Human Rights policies in place applicable to all employees of our Company. To monitor the diversity and inclusion practices at our key suppliers and vendors, we have instituted supplemental questions on vendor due-diligence questionnaires to help ensure our business partners are adequately addressing important diversity issues in their respective workforces.

All employees annually complete mandatory sexual harassment and compliance training. They are encouraged and obligated to report, without fear of retaliation, any policy violations. Following half-day Inclusive Leadership Training for 60 of our Company’s leaders in 2020, we implemented mandatory Inclusive Culture eLearning for all employees.

Hiring, compensation, and promotion practices are not influenced by gender, race, ethnicity, or religious affiliation, rather by role and achievement.

Benefits, Training & Development

We offer an array of benefits to attract, retain and assist our employees. These benefits include health and wellness benefits, as well as other programs to help our employees’ health and financial wellbeing. All new employees are welcomed into Victory Capital through onboarding; a process in which we integrate new employees into the Company and our culture.

We provide all full-time exempt employees with unlimited paid vacation and offer a tuition reimbursement program for job-related education expenses. We offer optional flexible spending account (FSA) benefits to cover medical expenses not covered by insurance. FSAs are also available that provide our employees with commuting allowances and childcare reimbursements. We also offer Healthcare Savings Accounts (HSAs) that we fund a portion of and provide numerous perquisites such as Paid Parental Leave, in addition to accommodating lactating Mother’s with designated rooms. We have a 401K Plan and match employee contributions dollar for dollar on the first 6% of their contributions. We also provide employees with identity theft protection at no cost as well.

Victory Capital is committed to supporting our military service member employees through our Paid Military Leave Policy. Under this policy, employees who serve in the National Guard or the Reserves of the Armed Forces are eligible for paid time off in the event they are put on active or temporary military duty. We also support employees who choose to enlist in the U.S. Armed Forces after they begin employment with Victory Capital. Such employees are eligible for paid leave of up to 12 weeks while they complete basic training and other follow-up skills training before becoming a full-time active duty military member.

Employees who return from Paid Military Leave are eligible to be reinstated to the position they would have attained if their continuous employment had not been interrupted. This means that reasonable effort is made to train or retrain returning employees to refresh or upgrade their skills. Seniority and other benefits also accrue to the level they would have attained if their continuous employment had not been interrupted.

Business Model and Innovation

Product Design and Lifecycle Management

The asset management business is rapidly evolving, as the industry undergoes dramatic transformation. We deliberately designed a unique business model that specifically addresses ongoing trends in both the capital markets as well as in the investment industry. Our distinctive operating model addresses the epic shift of assets from active to passive management and embraces these changes with our growing exchange traded funds (ETFs) and Solutions offerings. Moreover, the compression of average industry fee rates for active management plays nicely into our integrated platform, which has produced industry-leading profit margins despite the declining fee-rate environment.

Our platform is also structured to make accretive acquisitions and add value for asset managers seeking the innovation, technology, and distribution afforded by our enhanced economies of scale. With approximately two-thirds of our cost structure made up of variable expenses, our model allows us to scale and flex quickly in response to changing business and market conditions. In short, our Company has been built to benefit from current industry trends and rapidly adapt to future developments.

Leadership and Governance

	WHAT WE DO		WHAT WE DO NOT DO
✓	We appropriately balance short- and long-term incentives	✗	We do not provide Executive officers with guaranteed annual base salary increases

✓	The majority of executive pay is performance based and variable	✗	We do not provide excessive perquisites

✓	We pay out long-term incentives in equity and link incentive-based compensation programs to performance	✗	We do not use cash to pay out long-term incentives as our long-term incentive plan is designed to enhance shareholder value
✓	Our Compensation Committee conducts an annual executive compensation review that includes a review of the compensation peer group	✗	We do not offer defined benefit retirement plans

✓	We conduct competitive benchmarking to ensure executive-office compensation is aligned with market rates	✗	We do not permit employees or Directors to hedge, short, or pledge our equity securities

✓	We align the interests of our employees with shareholders by using restricted stock awards that vest over time	✗	Apart from our CEO, we do not have any employment contracts

✓	We maintain an Independent Compensation Committee	✗	We have no poison pill or similar shareholder rights plan in place to inhibit being acquired

Please click here for more information on our leadership team and click here for more information on our Board of Directors, Board Committee Charters, and additional Corporate Governance information.

Business Ethics

The Victory Capital ethics hotline is available 24 hours a day, seven days a week. Employees may report an anonymous complaint by calling the hotline. Victory Capital also has a Victory Funds ethics hotline and a USAA Mutual Funds ethic hotline.

Trust and integrity are core to our DNA. Trust is a sacred attribute that forms the foundation of our culture. We understand that great relationships are built on trust. Every day we earn trust through reliability, discipline, transparency, and strength. Our culture is one of mutual respect with both our business partners and clients. Therefore, identifying and mitigating conflicts of interest is at the heart of what we do. We limit gifts to a value of $100 per year and all travel and entertainment expenses must be reasonable and customary to avoid even the appearance of any impropriety. All employees must pre-clear any political contributions and we also monitor the outside business activities of our employees to ensure they do not present any conflicts of interest to our clients.

Additionally, we closely monitor the personal trading activities of our employees. All employees are subject to our investment adviser Code of Ethics. In most cases, employees must obtain pre-clearance prior to engaging in any personal securities transactions. Our Code of Ethics establishes controls and restrictions to ensure personal transactions are conducted in a manner that mitigates even the appearance of a conflict of interest in addition to mitigating any actual or potential conflict. For example, when a Franchise trades a security on behalf of a client, all investment professionals within that franchise are prohibited from personally trading that security for a 10-day period (seven days before and three days after the execution of the trade). All employees are prohibited from short selling any stock, including their beneficial ownership in our Common Stock or any associated options.

It is our policy to maintain the highest ethical standards and to comply with all applicable laws, rules, and regulations that affect our business. We conduct mandatory annual compliance training to ensure the requirements of the Code of Ethics are well understood across the organization. We also abide by the applicable national and local laws of all countries in which we operate because we conduct business internationally as well. We adhere to the Foreign Corrupt Practices Act and Anti Money Laundering rules and regulations intended to detect and prevent financial crime.

We believe that adherence to our Code of Ethics helps to ensure our sustained success, as well as earn and maintain the confidence of our clients, shareholders, and the communities in which we live.

Systematic Risk Management

Victory Capital’s risk governance structure includes a committee led by a diverse group of business managers who assist the firm in identifying and evaluating risks associated with the firm’s profile. We stress and note that risk management is the responsibility of every employee and is a core responsibility for our Board of Directors and each senior executive. Senior management plays an active and visible role in all risk management functions. We employ a risk management evaluation methodology and have established a framework that defines major risk categories and identifies the responsible parties for managing those risks:

•

This methodology assesses the likelihood and potential impact of events or threats, the residual risk based on the control’s design and effectiveness, and the risk outlook based on trends, industry knowledge, and external analysis.

•	The framework’s major risk categories include business, financial, legal, compliance, investment, operational, and reputational.

Evaluation of risks and the adequacy and execution of controls are critical to our enterprise risk management. As such, open communication is encouraged at Victory Capital. We provide all employees with Security Awareness Training for cyber risks and proper use of systems. Moreover, we require that critical suppliers and contractors receive proper training if their in-house programs are less robust than ours.

Environmental Considerations

We actively take steps to reduce the impact our operations have on the environment. At year-end 2021, approximately 85% of our employees working in offices were based in “green” office buildings. Our largest office and headquarters in San Antonio, Texas, has achieved Silver certification from the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) program. Our second-largest office in Brooklyn, Ohio, has achieved Platinum certification. In addition, we have other offices that have achieved Gold or other LEED certifications.

We also have policies for employees to use their own mobile devices for work purposes thereby reducing the environmental impact from requiring employees to maintain multiple devices. Moreover, we issue employees portable laptops with VPN capabilities and avoid the need for multiple computers. Additionally, FSA funds can be used to defray the costs of commuter travel, which encourages use of mass transit where available.

Victory Capital’s Approach to Responsible Investing

Victory Capital separates Responsible Investing intentions into three distinct and potentially complementary categories:

•

Enhance: The systematic and explicit inclusion of ESG factors as a supplement to the financial analysis traditionally performed by investment managers with the goal(s) of risk mitigation or alpha generation (i.e., ESG Integration).

•

Avoid: Avoiding companies, sectors, or countries in an exclusionary manner based upon ESG controversies or certain standards, values, or norms (e.g., Socially Responsible Investing, Norms-Based Screening, Faith-Based Investing, etc.).

•

Impact: Examples include positive screening (i.e., selecting companies in an inclusionary manner based upon certain ESG criteria); impact investing (i.e., equity or debt investing with the disclosed intention to generate and measure both social and environmental benefits, in addition to a financial return).

These responsible investing intentions could either be used as an isolated approach or part of a multi-faceted strategy depending upon general market demand or specific client mandates. Proxy voting, corporate engagement, and stewardship activities are increasingly important to investors.

As a global asset management firm operating a next-generation business model that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform, Victory Capital strongly advocates independent decision-making and investment processes.

We are committed to incorporating specific ESG factors in portfolios we manage to accommodate unique and specific objectives sought by our clients. We partner with clients to develop products that meet our fiduciary duty while delivering investment strategies aligned to the client’s potential desire for responsible investing with investment success. We appreciate the importance of ESG issues in the investment, risk management, and due diligence processes. When appropriately directed by clients, we also promote the following Principles for Responsible Investment (“PRI” or “Principles”):

•	We will incorporate ESG issues into investment analysis and decision-making processes.

•	We will be active owners and incorporate ESG issues into our ownership policies and practices.

•	We will seek appropriate disclosure on ESG issues on investments made by our Investment Franchises.

•	We will promote acceptance and implementation of the Principles within the investment industry.

•	We will work together to enhance our effectiveness in implementing the Principles.

•	We will each report on our activities and progress towards implementing the Principles.

These Principles for Responsible Investment were developed by an international group of institutional investors reflecting the increasing relevance of ESG issues to investment practices. The process was convened by the United Nations Secretary-General. We trace our signatory status back to 2016 when Sophus became a signatory. In 2020, we became a signatory on an enterprise-wide basis. Additional information about PRI can be found at www.unpri.org.

In addition, Victory Capital became a SASB Alliance User member in 2021, which gives our investment teams the rights to use SASB’s materiality framework in their investment decision making processes as well as products and services, and it allows them to map to third-party data sets.

Our goal is continuous improvement. Victory Capital encourages each of its Investment Franchises to perform the following iterative activities regarding responsible investing on a regular basis:

•	Assess the effectiveness and efficiency of their current procedures.

•	Remain aware of current research, new developments, and best practices.

•	Identify changes needed to close gaps between current and target future states.

•	Evaluate implications for investment decision-making processes and ensure all training needs are met.

•	Implement desired changes, monitor progress, and assess attributable risk mitigation and/or alpha generation.

Victory Capital believes investing in sustainable companies (i.e., those able to properly manage their relevant ESG risks and opportunities) may improve risk-adjusted performance over the long-term. Each of our Investment Franchises and Solutions Platform follow an approach to integrating ESG considerations or implementing responsible investing approaches that best suits its autonomous investment processes or the objectives of its clients.

We provide our investment professionals with the tools and resources to access the ESG attributes of both portfolio and prospective portfolio companies. These resources include access to research and training on best practices to use at their discretion in a manner consistent with both our fiduciary responsibilities as well as client-specific objectives.

We review our Proxy Voting Policy at least annually and have increasingly integrated ESG concerns into our policy based on consultation provided by Institutional Shareholder Services (ISS). For the 2021 proxy season, we revised our proxy voting guidelines to align more rigorously with material ESG factors.

We endeavor to advance continuous improvements in every aspect of our business and welcome both comments and suggestions regarding our ESG, CSR, or RI initiatives.

GENERAL INFORMATION

We are providing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments thereof. The Annual Meeting will be held virtually via live webcast on Tuesday, May 17, 2022, at 8:00 a.m., Eastern Time. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VCTR2022.

We provide our stockholders with access to proxy materials on the Internet instead of mailing a printed copy of the materials to each stockholder. A Notice of Internet Availability of Proxy Materials has been mailed to our stockholders on or about April 6, 2022. As of that date, stockholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of proxy materials be sent by following the instructions on the notice.

When we use the terms “Victory”, “Victory Capital”, the “Company”, “we”, “us” and “our” in this Proxy Statement, we mean Victory Capital Holdings, Inc., a Delaware corporation and, unless the context otherwise requires, its consolidated subsidiaries. “You” refers to the holders of our Common Stock.

Matters to be voted on at the Annual Meeting

Proposal	Board Recommendation	Vote Required
Election of Class I Directors Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	FOR each nominee FOR	Plurality of the votes present in person or by proxy Majority of the votes present in person or by proxy

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

1.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of materials?

We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules. Information about how to access and review our proxy materials is included in the Notice of Internet Availability of Proxy Materials that you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them by following the instructions on the notice.

If you own shares of stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may receive more than one notice. To vote all of your shares, please follow the instructions provided on each of the notices you received.

2.	What information does the notice contain?

The notice provides information about:

•	The date, time and details of how the Annual Meeting will be conducted.

•	The proposals to be voted on at the Annual Meeting and the voting recommendation of our Board of Directors with regard to each item.

•	The website where our proxy materials can be viewed.

•	Instructions on how to request a paper or E-Mail copy of the proxy materials.

•	Instructions on how to vote by Internet or by mail or at the Annual Meeting.

3.	What proposals will be voted on at the Annual Meeting?

There are two proposals to be considered and voted on at the Annual Meeting:

•	The election of Class I directors to serve until the 2025 annual meeting of stockholders.

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

We will also consider any other business that properly comes before the Annual Meeting.

4.	What securities can be voted at the Annual Meeting and who is entitled to vote at the Annual Meeting?

The securities that can be voted in connection with the Annual Meeting consist of our Common Stock. Each share of Common Stock entitles its holder to one vote. The holders of our Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. Holders of our common stock at the close of business on March 18, 2022 are entitled to vote in connection with the Annual Meeting. At a special meeting of stockholders held on November 19, 2021, the Company’s stockholders approved the elimination of the Company’s dual-class share structure. As a result of the stockholders’ vote, the Company filed its amended and restated charter with the Secretary of State of Delaware. Effective November 23, 2021, Victory Capital’s Class B common stock converted into Class A common stock on a one-for-one basis, and the Company now has a single class of Common Stock. As a result, all holders of the Company’s Common Stock have identical economic and voting rights.

On March 18, 2022, we had the following numbers of shares outstanding entitled to vote:

Common Stock and unvested restricted stock	70,346,426

Pursuant to our Employee Shareholders’ Agreement, a three-member Employee Shareholders Committee, currently composed of David C. Brown (Chief Executive Officer and Chairman of the Board), Michael D. Policarpo, (President, Chief Financial Officer and Chief Administrative Officer) and Kelly S. Cliff (President, Investment Franchises), has an irrevocable proxy from a substantial majority of our employees to vote the shares of Common Stock those employees have acquired from us, and any shares they may acquire from us in the future. As of the record date, there were 7,423,161 shares of Common Stock and 1,617,422 shares of unvested restricted stock held by such employees and subject to the Employee Shareholders’ Agreement, representing in the aggregate approximately 13% of the total voting power of the outstanding Common Stock (including unvested restricted shares). For administrative ease, we have adopted the following methodology to approximate the number of Common Stock held by those employees and subject to the Employee Shareholders’ Agreement as of the record date. We generally compare (x) the cumulative number of Common Stock shares acquired from us and transferred to brokerage accounts by those employees (the “Employee-Transferred Shares”) to (y) the total number of Common Stock shares held by those employees in brokerage accounts to determine the number of Employee-Transferred Shares that have been sold by those employees (the “Employee-Sold Shares”). We then subtract the Employee-Sold Shares from the cumulative Employee-Transferred Shares to calculate the number of Employee-Transferred Shares held by those employees and subject to the Employee Shareholders’ Agreement. Although the Employee Shareholders Committee has an irrevocable proxy from those employees to vote those shares of Common Stock, the Employee Shareholders Committee has opted not to exercise that proxy with respect to those shares for this year’s Annual Meeting. For more information on our Employee Shareholders’ Agreement and Employee Shareholders Committee, see “Relationships and Related Party Transactions—Employee Shareholders’ Agreement.”

5.	How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote:

•	“FOR” each of the Class I nominees to the Board of Directors.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

6.	How do I hold my stock?

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name on the records of our transfer agent. There are distinctions between shares held of record and those owned beneficially, which are highlighted below.

•

Stockholder of Record—If you hold stock that is registered directly in your name on the records of our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record. As a stockholder of record, you will receive notice from our mailing distributor.

•

Beneficial Owner—If you hold stock in an account through a broker, bank or similar institution, you are considered a beneficial owner of shares held in street name. As such, the notice will be sent to you by the broker, bank or similar institution through which you hold your shares.

7.	How do I vote?

If you are a stockholder of record, you may vote in one of four ways:

•

By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting. You will need the control number located on your notice or proxy card, as applicable. Internet voting is available 24 hours a day. If you choose to vote by Internet, you do not need to return a proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Time, on May 16, 2022.

•

By Mail. If you request printed copies of the proxy materials, you will receive a proxy card. You may then vote by signing, dating and mailing the proxy card in the envelope provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Time, on May 16, 2022.

•

By Phone. Use any touch-tone telephone and dial 1-800-690-6903 to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time on May 16, 2022 for shares held directly and by 11:59 p.m., Eastern Time on May 11, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

•	During the Virtual Meeting. Go to www.virtualshareholdermeeting.com/VCTR2022 during the virtual meeting on Tuesday May 17, 2022 via webcast at 8:00 a.m., Eastern Time.

If you are the beneficial owner of shares held in street name, you will receive voting instructions from the institution holding your shares. The availability of telephone or Internet voting will depend upon that particular institution’s voting processes. You may also vote during the Annual Meeting webcast after obtaining a legal proxy from the institution holding your shares. Please contact your broker for more information.

8.	How many votes must be present to transact business at the Annual Meeting?

To conduct the Annual Meeting, a majority of the voting power of the Common Stock issued and outstanding as of the record date must be present during the webcast or by proxy. This is called a quorum.

9.	If I submit a proxy by Internet or mail, how will my shares be voted?

If you properly submit your proxy by Internet or mail and do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return a proxy card but do not give voting instructions, your shares will be voted as recommended by our Board of Directors.

10.	If I am the beneficial owner of shares held in street name and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (“NYSE”), if you hold shares in street name and do not provide specific voting instructions, your broker may generally vote your shares with respect to certain routine matters.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a routine matter and so your broker may vote your shares on that proposal. However, your broker may not vote your shares in connection with the election of the Class I directors without receiving voting instructions from you.

When your broker submits its proxy, but does not vote on a matter, a broker non-vote occurs with respect to that matter.

11.	What vote is required to approve each proposal and how are votes counted?

With respect to the election of directors, a plurality of the votes cast by the holders of the shares of Common Stock present during the webcast or represented by proxy at the meeting is required for the election of each of the three nominees. This means that the three nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Broker non-votes will not be counted as shares entitled to vote with respect to the election of directors and so they will have no effect on the voting results.

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

Crestview Partners II GP, L.P. (“Crestview GP”) beneficially owns and has a significant amount of voting power and intends to vote in favor of each proposal.

In 2021, we held a special meeting of stockholders where they supported our Board’s recommendation to eliminate the Company’s dual class share structure. As a result, the Company now a has single class of common stock where one share equals one vote.

12.	How can I attend and vote my shares during the Annual Meeting?

We will be hosting a completely virtual Annual Meeting which will be conducted live via webcast. Any stockholder can attend the annual Meeting via the Internet at www.virtualshareholdermeeting.com/VCTR2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VCTR2022.

•	Meeting starts at 8 a.m., Eastern Time.

•	Stockholders may vote and submit questions while attending the Annual Meeting via the Internet.

13.	How can I change my vote or revoke a proxy?

If you are a stockholder of record you may change your vote or revoke a proxy at any time prior to the Annual Meeting by submitting a written notice of revocation or a proxy bearing a later date to the Company’s Corporate Secretary no later than the deadline specified on the notice or proxy card, or by voting via the Internet during the Annual Meeting.

If you are the beneficial owner of shares held in street name you may change your vote or revoke a proxy in accordance with the instructions provided by the institution through which you hold your shares.

14.	Where and when will the voting results be available?

We will file the official voting results on a Form 8-K within four business days of the Annual Meeting. If the final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K when they become available.

15.	How can I view a list of record stockholders?

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting during ordinary business hours at our principal executive offices located at 15935 La Cantera Parkway, San Antonio, TX 78256, during the ten days prior to the Annual Meeting. To make arrangements to view the list prior to the Annual Meeting, stockholders should contact our Investor Relations department at (216) 898-2412 or ir@vcm.com.

16.	Who pays for the expenses of this proxy solicitation?

We will pay all expenses incurred in connection with the solicitation of proxies.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

General

Victory’s Board of Directors currently consists of nine members who are divided into three classes with three members each: Class I, Class II and Class III. Class II directors are serving for a term expiring at the 2023 annual meeting, Class III directors are serving for a term expiring at the 2024 annual meeting and Class I directors are serving for a term expiring at the Annual Meeting. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and nine directors are currently authorized. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class I Directors

Three candidates have been nominated for election as Class I directors at the 2022 Annual Meeting for a three-year term expiring in 2025. Upon the recommendation of the Nominating, Governance and Sustainability Committee (the “Nominating Committee”), the Board has nominated Lawrence Davanzo and Karin Hirtler-Garvey for re-election as Class I directors. Alex Binderow has not been nominated to stand for re-election and his term will end at the conclusion of the 2022 Annual Meeting. Our Board is grateful to Mr. Binderow for his dedication, service and contributions as a member of the Board. Upon recommendation of the Nominating Committee, the Board has nominated Robert V. Delaney, Jr. for election as successor to Mr. Binderow. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating Committee to the conclusion that he or she should continue or be elected to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Mr. Davanzo, Ms. Hirtler-Garvey, and election of Mr. Delaney. Each of Messrs. Davanzo, Delaney and Ms. Hirtler-Garvey has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2022 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

THE BOARD RECOMMENDS A VOTE

FOR

THE ELECTION OF LAWRENCE DAVANZO, ROBERT V. DELANEY, JR. AND KARIN HIRTLER-GARVEY.

Information Regarding the Class I Director Nominees and the Other Members of the Board of Directors

The names of the proposed director nominees and the remaining members of our Board of Directors, their respective ages, their positions with Victory and other biographical information as of April 6, 2022, are set forth below. To our knowledge, there are no family relationships among any of our directors or executive officers.

Class I Director Nominees

Name	Age	Position
Lawrence Davanzo	69	Director
Robert V. Delaney, Jr.	64	Director
Karin Hirtler-Garvey	65	Director

Other Members of the Board of Directors

Name	Age	Position
James B. Hawkes	80	Director
Robert J. Hurst	76	Director
Alan H. Rappaport	69	Director
Richard M. DeMartini	69	Director
Milton R. Berlinski	65	Director
Alex Binderow	40	Director*
David C. Brown	49	Chief Executive Officer and Chairman

*	Mr. Binderow’s term as a Class I Director will end at the conclusion of the 2022 Annual Meeting

Additional Information Regarding the Class I Director Nominees

Lawrence Davanzo joined our Board of Directors in October 2014. Mr. Davanzo most recently served as President of Wilshire Associates Incorporated, overseeing the asset management areas of the firm, and as Vice Chairman of the Board of Directors of Wilshire and on its executive committee until his retirement in 2012. He first joined Wilshire in 1978 and rejoined in October 2004. During his tenure at Wilshire, he founded Wilshire’s Pension Consulting business and built the firm’s Funds Management Group. With over $70 billion in assets under management, or AUM, for financial intermediaries, Funds Management became the firm’s primary source of revenue growth. He also served as President of the firm’s mutual fund complexes. During Mr. Davanzo’s career, he also founded Asset Strategy Consulting and served as its managing director from February 1991 to February 2000. Mr. Davanzo earned a Bachelor of Business Administration (B.B.A.) and a Masters of Science degree in Finance (M.S.) at the University of Wisconsin-Madison. Mr. Davanzo’s qualifications to serve on our Board of Directors include the knowledge and experience gained in the combination of more than 40 years of asset management experience through his extensive career at Wilshire Associates and also managing and running his own investment consulting firm. This allows him to bring to the Board of Directors a deep understanding of issues associated with operating a business and the importance of client service and customer satisfaction unique to the asset management business.

Robert V. Delaney, Jr. has been nominated by our Board to serve for a three-year term expiring in 2025. Mr. Delaney joined Crestview as a partner and managing director in 2007 and is an officer of the company. Mr. Delaney is also a member of Crestview’s investment committee and manages its legacy energy portfolio. Prior to joining Crestview, Mr. Delaney was a partner at Goldman Sachs where he served in a variety of leadership positions, including head of the private equity business in Asia and head of the global leveraged finance group. Mr. Delaney helped expand Goldman’s private equity business in Asia by establishing the private equity business in Japan and then leading the private equity business for all of Asia. During Mr. Delaney’s leadership of the leveraged finance group, Goldman Sachs became one of the market leaders in high yield debt and leveraged loans. During this time, Mr. Delaney also led the firm’s workout advisory and restructuring business. Mr. Delaney began his career as a CPA at Arthur Anderson. He received an M.B.A. with high distinction from Harvard Business School where he was a Baker Scholar. He received an M.S. in Accounting with distinction from NYU Stern School of Business. He received a B.A., summa cum laude, in Economics from Hamilton College where he was elected to Phi Beta Kappa. Mr. Delaney serves on the boards of Select Energy Services, Inc. (where he is the lead director and also serves as the chairman of the compensation committee), Silver Creek Oil & Gas, LLC, Silver Creek Permian, LLC, Endurance Lift Holdings, LLC, CP Energy Holdings, LLC, W Energy Partners II LLC and W Energy Partners LLC. He is a vice chairman and trustee of Hamilton College where he also is chair of the investment committee which manages the college’s endowment. Mr. Delaney’s qualification to serve on the company’s board of directors includes his extensive transactional, investment banking and private equity experience, having held senior executive positions at major institutions. With his financial background, he will add to the existing collective knowledge and experience of the board of directors. Mr. Delaney has a broad experience in analyzing and monitoring companies, including board experience through various public and private directorships he has held and currently holds.

Karin Hirtler-Garvey joined our Board of Directors in October 2014. Ms. Hirtler-Garvey has over fifteen years of experience as a board director in diversified industries and over 25 years of leadership experience in the financial services industry, preceded by eight years in public accounting as a CPA licensed in New Jersey. Ms. Hirtler-Garvey is currently a director at PhenixFIN Corporation (formerly Medley Capital Corporation), where she serves as the Audit Committee Chair and as a member of the Nominating and Governance Committee and the Compensation Committee, and USAA Federal Savings Bank, where she formerly served on the Audit and Compensation Committees and currently serves as the Risk Committee Chair and on the Nominating and Governance Committee. Ms. Hirtler-Garvey also serves on one additional private company board. Previously, Ms. Hirtler-Garvey served as a director and Audit Committee Chair at Residential Capital LLC, a director and a member of the Audit Committee and Risk Committee for Validus Holdings, Ltd, a director at Aeropostale, Inc., where during her tenure she served in various roles including as Chairman of the Board of Directors, the Lead Independent Director, Audit Committee Chair and a member of the Nominating and Governance Committee, a director at Western World Insurance Company, where she served as the Audit Committee Chair and a member of the Compensation Committee and Pension Committee and as a director at StarStone Specialty Insurance Company. Ms. Hirtler-Garvey was previously Chief Risk Officer at Ally Financial (formerly GMAC) and held a broad range of leadership positions at Bank of America and its predecessor NationsBank and a broad range of mid-level assignments at J.P. Morgan in both the finance and risk groups. Prior to this, she worked for eight years at Ernst & Young LLP with a focus on banking, insurance, garment industry and technology clients. Ms. Hirtler-Garvey earned a Bachelor of Science from Fairleigh Dickinson University and is a Certified Public Accountant. Ms. Hirtler-Garvey brings executive experience from large national and international, diversified financial services companies providing traditional banking, real estate, insurance and asset management services and through her service on other public company boards. Ms. Hirtler-Garvey provides our Board of Directors with unique insight and perspective to its oversight of our global operations, corporate governance and risk management. She qualifies as an audit committee financial expert under the rules and regulations of the SEC.

Additional Information Regarding the Other Members of the Board of Directors

James B. Hawkes joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. Hawkes also serves as Chairman Emeritus of Eaton Vance Corp. In his 37-year career at Eaton Vance, Mr. Hawkes served in numerous senior executive roles, including Chairman, President and Chief Executive Officer, Chief Investment Officer and Director of Investment Research. He is a Trustee of the Peabody Essex Museum and Winterthur Museum and is a Life Trustee of the USS Constitution Museum. Mr. Hawkes earned a Master of Business Administration from Harvard Business School and a Bachelor of Science, With Distinction, in Aerospace Engineering from the University of Oklahoma. After graduation from the University of Oklahoma Mr. Hawkes served in the U.S. Navy aboard submarines as a nuclear-trained officer. He also earned the Chartered Financial Analyst designation. Mr. Hawkes’ qualifications to serve on our Board of Directors include his extensive business, finance, investment and leadership skills gained and developed through years of experience in the numerous senior executive roles held during his 37-year career at Eaton Vance. In particular, as former Chief Executive Officer of Eaton Vance, Mr. Hawkes has substantial experience managing and leading a firm in the financial services industry. These skills, combined with Mr. Hawkes’ extensive knowledge of our business and our industry, enable him to provide valuable insights to our Board of Directors on our strategic direction.

Robert J. Hurst joined our Board of Directors in October 2016. Mr. Hurst joined Crestview as a partner in 2005 and became a vice chairman in 2017. He retired as vice chairman of Goldman Sachs in June 2004. At Goldman Sachs, Mr. Hurst spent 30 years in a variety of leadership positions, including head of the investment banking division from 1990 to 1999. Following Goldman Sachs’ IPO, Mr. Hurst became vice chairman and a member of the board of directors and focused on firm-wide matters in addition to client responsibilities. He is currently a director of Oxbow Carbon and Victory Capital. He is co-chair of DHB, a public SPAC. Mr. Hurst is a senior director of Goldman Sachs and has served on the board of directors of over a dozen public and private companies. He has been active in the nonprofit sector, formerly serving as chairman of the board of directors of the National Cybersecurity Center and the Aspen Music Festival and School. He was also the former chairman and president of the board and the current chairman of the executive committee of the Whitney Museum of American Art, a trustee and member of the executive committee of The Aspen Institute, chairman emeritus of the Jewish Museum and a former member of the board of overseers of The Wharton School. Mr. Hurst was appointed by Governor John Hickenlooper to the Colorado Economic Development Commission (now retired) and is a member of the Council on Foreign Relations. Mr. Hurst was also founding CEO of the 9/11 United Services Group, the coordinating arm for 13 social service agencies involved in the relief activities, including the Red Cross. Mr. Hurst received an M.B.A. from The Wharton School at the University of Pennsylvania and an A.B. from Clark University. He did additional graduate work as a Public Finance Fellow at the University of Pennsylvania. Mr. Hurst’s qualifications to serve on our board of directors include his 30 years of operating and leadership experience at Goldman Sachs, membership on a number of public Boards and as a partner in a private equity firm. Through his involvement with Crestview, he has provided leadership to both public and private companies. Mr. Hurst brings to our board of directors extensive experience in the financial services industry, finance and business development.

Alan H. Rappaport joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. Rappaport was formerly the Chairman and President of Bank of America’s Private Bank. Prior to Bank of America, Mr. Rappaport served as a Managing Director of the Chase Global Private Bank and a Partner of the Beacon Group. Mr. Rappaport also spent 17 years with CIBC Oppenheimer, where he was the senior executive responsible for the Asset Management Division. Mr. Rappaport has served as an adjunct professor of finance at New York University’s Stern School of Business and a lecturer at Stanford University’s Graduate School of Business. Previously, Mr. Rappaport had served as Chairman of the Board of Trustees of GuideStar, trustee of NYU Langone Medical Center, trustee of the American Museum of Natural History and national co-chair of the Duke University Parents Committee. He is currently a member of the Council on Foreign Relations and serves on the boards of directors of PIMCO multifund and Virtus closed end fund complex. Mr. Rappaport earned a Master of Business Administration from Stanford University and a Bachelor of Arts from Harvard University. Mr. Rappaport’s qualifications to serve on our Board of Directors include the knowledge, leadership and experience gained in over 40 years of working in the investment management business of a large global, complex asset management organization, including serving as Chairman and President of Bank of America’s Private Bank. Mr. Rappaport’s leadership and experience in academia provide our Board of Directors with a unique perspective and in-depth understanding of issues concerning international finance, economics and public policy.

*Alex Binderow joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr Binderow’s term as a Class I Director will end at the conclusion of the 2022 Annual Meeting.

Milton R. Berlinski joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. Berlinski co-founded Reverence Capital Partners, or Reverence Capital, in June 2013 after concluding a 26-year career at Goldman, Sachs & Co., or Goldman Sachs, as a Partner and Managing Director. He joined Goldman Sachs in 1986 as Vice President of the investment banking division and as one of the founders of Goldman Sachs’ Financial Institutions business. He became a Partner and Managing Director in 1996, responsible for Advisory, Principal Investing and Merchant Banking for financial institutions. In 1999, he was named head of the firm’s Strategy and Corporate Development Group, and in 2001 he assumed additional responsibility as head of Firm Wide Strategy. Mr. Berlinski also served as a member of the Operating Committee and Compensation Committee. Mr. Berlinski also served as Global Head of the Financial Sponsors Group from 2005 until 2012 and was a founding member of the Financial Institutions Group. Mr. Berlinski is a founding partner of the Aruba Growth Fund, a private equity fund funded by and invested in local companies and institutions in Aruba. Mr. Berlinski received a Master of Business Administration in finance from The Wharton School of Finance at the University of Pennsylvania and a Bachelor of Arts in engineering from California State University. Mr. Berlinski’s qualifications to serve on our Board of Directors include his extensive background in the investment management industry, business development, corporate strategy and international finance, as well as his substantial board experience (both public and private). In addition, he brings experience relating to operations and compensation matters having served as a member of Goldman Sachs Operating and Compensation Committees for several years. In addition, Mr. Berlinski serves on the Board of Directors of Russell Investments Ltd., Venerable Holdings, Inc., Transact Holdings, Inc., Vida Capital, Inc., Advisor Group, DMG Bancshares, Inc., and Ministry Brands LLC. He also serves on the following boards: the Ronald McDonald House, the Advisory Board of the Wharton Graduate School of Business, The Mount Sinai Department of Surgery Advisory Board, the New America Alliance, supporting Latino leadership in entrepreneurship, corporate America, and public service, and the Board of Directors of Sponsors for Educational Opportunity (SEO), which has made a lifetime of achievement possible for nearly 20,000 talented young people from underserved and underrepresented communities around the United States.

David C. Brown has served as our Chief Executive Officer since our acquisition from KeyCorp in August 2013 and Chairman of our Board of Directors since April 2014. He joined our Board of Directors upon its formation. Mr. Brown serves as Chairman and Chief Executive Officer of Victory Capital Management Inc., (“VCM”) our wholly owned registered investment adviser, responsible for the development, execution and oversight of firm strategy. He is also Chairman of the VCM investment committee and a trustee for our proprietary mutual funds, the Victory Funds and USAA Mutual Funds. Mr. Brown joined the firm in 2004 and has held multiple senior level positions including President and Chief Operating Officer prior to his current role. Before joining Victory, Mr. Brown spent five years at Gartmore Global Investments, Inc. in a number of senior management positions including Chief Financial Officer and Chief Operating Officer of Gartmore Emerging Managers, LLC. Prior to joining Gartmore, he worked for Ernst & Young LLP as a manager in the Assurance & Advisory Business Services unit focusing on investment management businesses. He previously was a member of the Bluecoats, Inc. of Cuyahoga County, OH, and previously served on the Summa Health Systems of Ohio Investment Committee, the Board of Directors for JumpStart of Ohio and the board of Cerebellum Capital. Mr. Brown is a Certified Public Accountant (inactive) and holds a Bachelor of Arts degree in political science with an emphasis on accounting from Ursinus College and a Master of Business Administration from Case Western Reserve University. Mr. Brown’s extensive business, finance and leadership skills gained and developed through years of experience in the financial services industry, including tenure overseeing our strategic direction as Chief Executive Officer, brings valuable industry-specific knowledge and insights to our Board of Directors. Mr. Brown has also overseen several transactions in the asset management sector during his tenure with us. He has significant expertise in identifying, structuring and executing strategic acquisitions, as well as in managing boutique firms post-acquisition. These skills, combined with Mr. Brown’s extensive knowledge of our business and our industry, enable him to provide valuable insights to our Board of Directors on our strategic direction.

Richard M. DeMartini joined our board of directors at the time of our acquisition from KeyCorp in August 2013. Mr. DeMartini joined Crestview as a partner in 2005 and became a vice chairman in 2021. Prior to Crestview, Mr. DeMartini served as president of the Bank of America Wealth and Asset Management Group from March 2001 until December 2004. At Bank of America, Mr. DeMartini was responsible for all wealth and asset management activities and oversaw approximately $400 billion in assets under management. He was also a member of Bank of America’s operating committee. Prior to Bank of America, Mr. DeMartini retired from Morgan Stanley where he served as chairman and CEO of the international private client group. His 26-year career at Morgan Stanley included roles as president of individual asset management and co-president of Dean Witter & Company, Inc. and chairman of Discover Card. He was also a member of the Morgan Stanley management committee. Mr. DeMartini is currently a director of Fidelis Insurance Holdings, Protect My Car and Victory Capital. He is co-chair of DHB, a public SPAC. He also currently serves as a director of Partners Capital and is a trustee and chairman of the Whitney Museum of American Art. Mr. DeMartini has served as chairman of the board of the NASDAQ Stock Market and vice chairman of the board of directors of the National Association of Securities Dealers, Inc. Mr. DeMartini received a B.A. from San Diego State University. Mr. DeMartini’s qualifications to serve on our board of directors include his in-depth knowledge and operating experience in financial services, particularly in the asset and wealth management sectors, having held senior executive positions at major institutions. In addition, Mr. DeMartini has significant experience as a director on the boards of public and private companies. He provides the board of directors with a valuable perspective on global investment management and capital markets and has extensive experience in assessing value, strategy and risks related to potential acquisitions.

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the director’s individual biographies set forth above. While we do not have a formal policy on board diversity, we also consider diversity of experience as one of the factors. We believe our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

Our Board of Directors has evaluated the independence of its members based upon the rules of NASDAQ. Applying these standards, our Board of Directors has affirmatively determined that each of the directors, other than Mr. Brown, is an independent director.

Board Leadership Structure

Our Board of Directors includes our Chief Executive Officer, who also serves as Chairman of the Board of Directors. Our Board of Directors understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. To this end, our Board of Directors has no policy mandating the combination or separation of the roles of Chairman of the Board of Directors and Chief Executive Officer. We do not have a lead independent director. The Board of Directors will discuss and consider the matter from time to time as circumstances change and, subject to our amended and restated bylaws, will have the flexibility to modify our board structure as it deems appropriate.

Director Nomination Rights Under the Shareholders’ Agreement

Under the Shareholders’ Agreement to which the Company is a party, for so long as Crestview Victory, L.P. (“Crestview Victory”), continues to own 20% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate three Crestview Victory designees to the Board of Directors, for so long as Crestview Victory continues to own at least 10% but less than 20% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate two Crestview Victory nominees, and for so long as Crestview Victory continues to own at least 5% but less than 10% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate one Crestview Victory nominee (plus one individual with board observer rights who is permitted to attend board and committee meetings). For so long as Reverence Capital Partners (“Reverence Capital”) continues to own at least 10% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate two Reverence Capital designees, and for so long as Reverence Capital continues to own at least 5% but less than 10% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate one Reverence Capital designee. As long as it is entitled to designate at least one director to the Board of Directors, each of Crestview Victory and Reverence Capital are entitled to have a designee serve on each board committee, subject to applicable law and stock exchange requirements. Each of the stockholders party to the Shareholders’ Agreement (including the Employee Shareholders Committee) have also agreed to vote, or cause to be voted, all of its outstanding shares to ensure the above composition of our Board of Directors.

Committees of the Board; Board Meetings

The Board of Directors conducts its business through meetings of the board and its committees. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The current members andchairpersons of the committees are:

Director	Audit Committee	Compensation Committee**	Nominating, Governance and Sustainability Committee
Alex Binderow*		X
Lawrence Davanzo*	X
Karin Hirtler-Garvey*	Chairperson
Milton R. Berlinski*		X	X
Richard M. DeMartini*			Chairperson
James B. Hawkes*		X	X
Alan H. Rappaport*	X	Chairperson

*	Independent Director
**	Following the 2022 Annual Meeting, Richard DeMartini will replace Alex Binderow on the Compensation Committee.

During 2021, our Board of Directors held 14 meetings, the Audit Committee held 9 meetings, the Compensation Committee held 4 meetings and the Nominating Committee held 3 meetings. As a matter of policy, it is expected that all directors should make every effort to attend meetings of the Board of Directors and meetings of the committees of which they are members. During 2021, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of which he or she is a member.

Our Corporate Governance Guidelines provide that directors are encouraged to attend our annual stockholder meetings.

Audit Committee

We have an Audit Committee that is responsible for, among other things: and,

•	assisting the Board of Directors in reviewing our financial reporting and other internal control processes;

•	our financial statements; the independent auditors’ qualifications, and independence;

•	our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

The Audit Committee consists of Karin Hirtler-Garvey (Chair), Lawrence Davanzo and Alan H. Rappaport. Our Board of Directors has affirmatively determined that each of Karin Hirtler-Garvey, Lawrence Davanzo and Alan H. Rappaport meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. Karin Hirtler-Garvey has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and NASDAQ. The charter of the Audit Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Audit Committee to stockholders upon request.

Nominating Committee

We have a Nominating Committee that is responsible for, among other things:

•	reviewing board structure, composition and practices, and making recommendations on these matters to our Board of Directors;

•	reviewing, soliciting and making recommendations to our Board of Directors and stockholders with respect to candidates for election to the Board of Directors;

•	overseeing our Board of Directors’ performance and self-evaluation process;

•	reviewing the compensation payable to board and committee members and providing recommendations to our Board of Directors in regard thereto; and,

•	developing and reviewing a set of corporate governance principles;

•	oversee the Company’s approach to environmental, social and governance matters that are material to the Company.

The Nominating Committee consists of Richard M. DeMartini (Chair), James B. Hawkes and Milton R. Berlinski. The Nominating Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and NASDAQ. The charter of the Nominating Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Nominating Committee to stockholders upon request.

Compensation Committee

We have a Compensation Committee that is responsible for, among other things:

•	determining the compensation of our executive officers;

•	reviewing our executive compensation policies and plans; and,

•	administering and implementing our equity compensation plans.

The Compensation Committee consists of Alan H. Rappaport (Chair), James B. Hawkes, Milton R. Berlinski, and Alex Binderow. Upon the recommendation of the Nominating Committee, the Board has nominated Richard DeMartini to serve on the Compensation Committee upon the expiration of Mr. Binderow’s term at the 2022 Annual Meeting. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and NASDAQ. The charter of the Compensation Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Compensation Committee to stockholders upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

All our directors who are not employed as our executive officers earn compensation, payable quarterly in arrears, for their service on our board of directors and on committees of our board of directors.

For 2021, non-employee directors received $185,000 for their service on our board of directors, $15,000 to $25,000 for service as the chair of a committee and $7,500 to $10,000 for service as a member of a committee. Each director received $100,000 of their total annual compensation in restricted stock awards for shares of the Company’s Common Stock that were fully-vested on the grant date, and had the opportunity to elect to receive all or a portion of their remaining total annual compensation in cash, in restricted stock awards for shares of the Company’s Common Stock that were fully-vested on the grant date, or the Victory Capital Holdings, Inc. Directors Deferred Compensation Plan (the “VCH Director DC Plan”).

We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings.

Except as described above, we currently have no other formal arrangements under which our directors receive compensation for service to the board of directors or its committees.

The following table sets forth information concerning director compensation earned during the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($) (2)	Total ($)(3)
Milton R. Berlinski(4)	100,000	100,000	1,312	201,312
Alex Binderow(5)	92,500	100,000	1,312	193,812
Lawrence Davanzo(6)	95,000	100,000	2,024	197,024
Richard M. DeMartini(7)	100,000	100,000	1,312	201,312
James B. Hawkes(8)	100,000	100,000	2,625	202,625
Karin Hirtler-Garvey(9)	110,000	100,000	1,312	211,312
Robert J. Hurst(10)	85,000	100,000	1,948	186,948
Alan H. Rappaport(11)	110,000	100,000	1,312	211,312

(1)

Represents director compensation earned in 2021 and settled with quarterly grants of restricted stock awards for shares of the Company’s Common Stock, which were fully-vested as of the grant date. The price of the shares of Common Stock was based on the closing price of Common Stock on the grant date. The grant date fair value of each quarterly restricted stock award issued for director compensation earned in 2021 was $25,000.

(2)	Represents dividends paid in 2021 on stock awards granted in 2021.
(3)	Represents total director compensation earned in 2021.
(4)

Represents $185,000 for board service, $7,500 for Compensation Committee service and $7,500 for Nominating Committee service. Director compensation earned by Mr. Berlinski and payable in cash was paid to Reverence Capital Partners. The shares of Common Stock issued under restricted stock awards granted to Mr. Berlinski are held of record by Mr. Berlinski.

(5)	Represents $185,000 for board service and $7,500 for Compensation Committee service.
(6)

Represents $185,000 for board service and $10,000 for Audit Committee service. In 2021, Mr. Davanzo elected to receive the $95,000 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date.

(7)	Represents $185,000 for board service and $15,000 for Nominating Committee service.
(8)

Represents $185,000 for board service, $7,500 for Compensation Committee service and $7,500 for Nominating Committee service. In 2021, Mr. Hawkes elected to receive the $100,000 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date.

(9)	Represents $185,000 for board service and $25,000 for Audit Committee service.
(10)

Represents $185,000 for board service. In 2021, Mr. Hurst elected to receive the $85,000 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date.

(11)

Represents $185,000 for board service, $15,000 for Compensation Committee service and $10,000 for Audit Committee service. Director compensation earned by Mr. Rappaport and payable in cash was contributed by the Company to the VCH Director DC Plan at the election of and on behalf of Mr. Rappaport.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that guide our Board of Directors on matters of corporate governance, including:

•	Composition and leadership structure of the Board of Directors.

•	Selection and retirement of directors.

•	Obligations with respect to Board of Directors and committee meetings.

•	Committees of the Board of Directors.

•	Specific functions related to management succession, executive compensation and director compensation.

•	Certain expectations related to, among other things, meeting attendance and participation, compliance with our Code of Business Conduct, other directorships and continuing education.

•	Evaluation of board performance.

•	Board access to management and independent advisors.

A copy of the Corporate Governance Guidelines is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the guidelines to stockholders upon request.

Board Effectiveness

On an annual basis, the Board of Directors, through the Nominating Committee, conducts a self-evaluation to evaluate its effectiveness in fulfilling its obligations. In addition, each of the Audit Committee, Compensation Committee and Nominating Committee completes an annual self-evaluation.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code satisfies applicable SEC requirements and NASDAQ listing standards. The code is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the code to stockholders upon request.

Board Oversight of Risk Management

Our Board of Directors in conjunction with our Audit Committee, is responsible for overseeing management in the execution of its responsibilities and for assessing our general approach to risk management. In addition, an overall review of risk is inherent in the consideration of our business, long-term strategies and other matters presented to our Board of Directors. Our Board of Directors exercises its risk oversight responsibilities periodically as part of its meetings and also through its standing committees, each of which is responsible for overseeing various components of enterprise risk as summarized below.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Oversight of strategic, financial, operational (including cybersecurity) and execution risks in connection with the Company’s business operations and the operating environment.

Audit Committee	Oversight of risks, including reviewing and discussing with management the Company’s risk assessment and risk management policies, in particular risks related to financial matters (especially financial reporting and accounting practices and policies) and significant tax, legal and compliance matters.

Nominating Committee	Oversight of risks associated with director independence, potential conflicts of interest, director qualification, management and succession planning and overall effectiveness of the Board of Directors.

Compensation Committee	Oversight of risks associated with compensation policies, plans and practices, including whether the compensation program provides appropriate incentives that do not encourage excessive risk taking.

Senior management is responsible for assessing and managing risk, including strategic, operational, cybersecurity, regulatory, investment, and execution risks, on a day-to-day basis, including the creation of appropriate risk management programs. The Board of Directors periodically reviews information presented by senior management regarding the assessment and management of the Company’s risk.

The role of the Board of Directors in risk oversight of the Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities provides a consistent and effective approach for identifying, managing and mitigating risks throughout the Company.

Nomination of Directors

Our Corporate Governance Guidelines provide that the Nominating Committee is responsible for identifying the nominees to stand for election to the Board of Directors and recommending such nominees for selection by the Board of Directors, and for recommending to the Board of Directors individuals to fill vacancies occurring between annual meetings of stockholders. The Nominating Committee is responsible for developing criteria for the evaluation of candidates for directorship and responsible for taking into consideration the requirements of NASDAQ and applicable law and other factors as deemed appropriate by the committee, which criteria are approved by the Board of Directors. In accordance with our Corporate Governance Guidelines, any nominee to the Board of Directors should demonstrate the following qualities, which are criteria used by the Nominating Committee in evaluating candidates for election to the Board of Directors:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing members of the Board of Directors.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•

An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating Committee seeks to create a board that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates are those who, in the judgment of the committee, possess strong personal attributes and relevant business experience to assure effective service on our Board of Directors. Personal attributes include effective leadership qualities, a high standard of integrity and ethics, professional and sound judgment, strong interpersonal skills, and a collaborative attitude. Experience and qualifications include professional experience with corporate boards, financial acumen, industry knowledge, diversity of viewpoints, and special business experience and expertise in an area relevant to the Company. When the committee reviews a potential new candidate, the committee will look specifically at the candidate’s qualifications in light of the needs of our Board of Directors and the Company at that time given the then current make-up of our Board of Directors. Candidates are selected on the basis of qualifications and experience without discriminating on the basis of gender, age, race or ethnicity.

The Nominating Committee, at least annually, assesses the appropriate size of the Board of Directors and any committee thereof. In the event that vacancies are anticipated or otherwise arise, the committee will seek to identify director candidates based on input provided by a number of sources. The committee also has the authority to consult with or retain advisors or search firms to assist in the identification and evaluation of qualified director candidates. In addition to the above considerations, the committee will consider the Company’s obligations under our Shareholders’ Agreement to nominate individuals designated by Crestview Victory and Reverence Capital when identifying, selecting or recommending nominees for the Board of Directors. For more information on our obligations under our Shareholders’ Agreement, see “Proposal 1: Election of Class I Directors—Director Nomination Rights Under the Shareholders’ Agreement.”

Once director candidates have been identified, the Nominating Committee will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the committee deems necessary or appropriate, including those set forth above. The committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Based on the Nominating Committee’s recommendation, the Board nominated Karin Hirtler Garvey and Lawrence Davanzo to stand for re-election as the Class I directors of the Company at the Annual Meeting for a term ending at the 2025 Annual Meeting of Stockholders. Alex Binderow has not been nominated to stand for re-election and his term will end at the conclusion of the 2022 Annual Meeting. Upon recommendation of the Nominating Committee, the Board has nominated Robert V. Delaney, Jr. for election as successor to Mr. Binderow. Based on the Nominating Committee’s evaluation of each nominee’s satisfaction of the qualifications described above, the committee has recommended the nominees for re-election and election, and the Board of Directors approved such recommendation.

Our amended and restated bylaws establish procedures by which stockholders may recommend nominees to our Board of Directors. The Nominating Committee will consider nominees recommended by stockholders and evaluate such candidates in the same manner as any other candidate. The committee did not receive any director nominees from stockholders for the Annual Meeting. Nominations for consideration at the Company’s 2022 annual meeting of stockholders must be submitted to the Company in writing with the information required by our amended and restated bylaws, in accordance with the procedures described below.

Stockholder Proposals and Director Nominations for the 2023 Annual Meeting of Stockholders

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to submit a proposal for consideration at our 2023 annual meeting of stockholders and include that proposal in our 2023 proxy materials should submit their proposal by certified mail, return receipt requested to Victory Capital Holdings, Inc., c/o Corporate Secretary, 15935 La Cantera Parkway, San Antonio, TX 78256. Proposals must be received no later than December 8, 2022 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy materials for the 2023 annual meeting.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including any proposal for the nomination of a director for election, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. For such a proposal to be properly brought before the 2023 annual meeting of the stockholders, written notice of the proposal must be received by the Corporate Secretary no earlier than January 2, 2023 nor later than February 1, 2023. Any such stockholder notice must contain the information required by, and be provided in the manner set forth in, our amended and restated bylaws.

Communications with the Board of Directors

Stockholders or other interested parties wishing to contact the Board of Directors, the non-management directors or any individual director may send correspondence to the address provided below.

Victory Capital Holdings, Inc.

c/o: Corporate Secretary

15935 La Cantera Parkway

San Antonio, TX 78256

Communications are distributed to the Board of Directors, or to any individual director as appropriate.

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions and biographies are set forth below. To our knowledge, there are no family relationships among any of our directors or executive officers.

Name	Age	Position
David C. Brown	49	Chairman and Chief Executive Officer
Michael D. Policarpo	47	President, Chief Financial Officer and Chief Administrative Officer
Kelly S. Cliff	52	President, Investment Franchises
Nina Gupta	47	Chief Legal Officer and Head of Human Resource Administration

David C. Brown has served as our Chief Executive Officer since our acquisition from KeyCorp in August 2013 and Chairman of our Board of Directors since April 2014. Mr. Brown’s full biography is set forth above in the description of our current Board of Directors.

Michael D. Policarpo has served as our President, Chief Financial Officer and Chief Administrative Officer since March 2019, responsible for all finance, accounting and treasury functions for the firm and the day-to-day operations of the integrated business platform, including all administrative functions. In addition, Mr. Policarpo provides support in inorganic growth sourcing, evaluation and execution and business platform integration. Mr. Policarpo joined the firm in 2005 and served as our Chief Financial Officer from our acquisition from KeyCorp in August 2013 until July 2017, and our Chief Operating Officer from February 2016 until February 2019 among various other roles.

Prior to joining Victory, he served as Vice President of Finance for Gartmore Global Investments, Inc. where he was responsible for strategic planning in conjunction with Gartmore’s senior management teams. He held several other positions during his five years at Gartmore, including Chief Financial Officer of Advisor Services and corporate controller. Prior to his tenure with Gartmore, he worked for Ernst & Young LLP as a senior accountant in the Assurance & Advisory Business Services unit with a focus on investment management companies, registered investment companies and broker-dealers. Mr. Policarpo holds a Bachelor of Science degree in accounting and finance from Lehigh University. He is a Certified Public Accountant and holds Series 7, 24, 27 and 99 securities licenses.

Kelly S. Cliff has served as our President, Investment Franchises since November 2015 and was on our Board of Directors from November 2015 until January 2018. In his role as our President, Investment Franchises, he serves as a strategic resource for our Franchises, focusing on best practices in alpha generation, risk management and alignment of investment management capabilities with client needs. He is also responsible for providing tactical analysis of our existing Franchises as well as evaluating the capabilities of potential new franchises as part of our acquisition strategy. Mr. Cliff oversees the centralized investment functions that support our Investment Franchises, including trading, quantitative analysis and risk management. He is also a member of the VCM investment committee. Prior to joining Victory in 2014, Mr. Cliff spent 22 years with Callan Associates, most recently serving as the Chief Investment Officer of public markets and co-lead of the Global Manager Research Group. Previously, he was Chief Investment Officer of Callan’s Trust Advisory Group. Mr. Cliff graduated from the University of the Pacific with a Bachelor of Science in Business Administration and has earned the Chartered Financial Analyst designation and the Chartered Alternative Investment Analyst designation.

Nina Gupta has served as our Chief Legal Officer and Secretary since July 2016 and in November 2019 she assumed the role of Head of Human Resource Administration. Previously, Ms. Gupta was General Counsel and Secretary of RS Investment Management Co. LLC, or RS Investments, from April 2013 until RS Investments was acquired by Victory in July 2016. Prior to joining RS Investments, Ms. Gupta worked at BlackRock Inc., where she was a Managing Director and Deputy General Counsel of BlackRock Institutional Trust Company, responsible for providing legal advice in connection with corporate matters, counterparty trading, transactional documentation and regulatory issues in connection with a variety of different fund structures and accounts. Previously, Ms. Gupta was an associate at the law firm of Shearman & Sterling LLP in New York, NY and Menlo Park, CA, where her practice focused on general corporate, structured finance and banking matters. Ms. Gupta has extensive legal and regulatory experience in the financial services industry and had also executed several transactions in the asset management sector during her legal career. Ms. Gupta earned a law degree from the University of London and a Masters in Law from the University of Cambridge.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 18, 2022 by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of either class of our outstanding Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. These shares and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.

The percentages reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are based on 68,729,004 shares of our Common Stock as of March 18, 2022 (excluding 1,617,422 shares of unvested restricted stock which carry voting rights). Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256.

Principal Stockholders Table

	Shares Beneficially Owned As of 3.18.22
Name	# of Common Stock Shares	% of Total Common Stock	% of Total Voting Power(1)
5% Stockholders
Crestview GP(2)	31,070,580	45.2%	45.2%
Reverence Capital Partners LLC(3)	8,718,406	12.7%	12.7%
Employee Shareholders Committee(4)	13,928,669	18.5%	18.5%
Directors and Named Executive Officers
David C. Brown(5)(6)	2,620,210	3.7%	3.7%
Michael D. Policarpo(5)(7)	1,315,453	1.9%	1.9%
Nina Gupta(8)	271,190	*	*
Milton R. Berlinski(9)	479,196	*	*
Alex Binderow	3,073	*	*
Lawrence Davanzo(10)	180,930	*	*
Richard M. DeMartini(11)	148,441	*	*
James B. Hawkes(12)	1,145,741	1.7%	1.7%
Karin Hirtler-Garvey	30,391	*	*
Robert J. Hurst(13)	36,875	*	*
Alan H. Rappaport(14)	431,431	*	*
All Directors and executive officers as a group (12 Persons)	7,471,462	10.8%	10.8%

*	Represents beneficial ownership of less than 1%.
(1)	Sum of percentages exceeds 100% due to unvested restricted stock with voting rights and shares of Common Stock issuable upon the exercise of options.
(2)

This number does not include 22,647,075 shares of Common Stock owned by other parties to the Shareholders’ Agreement for which Crestview GP may be deemed to have beneficial ownership. See “Certain Relationships and Related Party Transactions—Amended and Restated Shareholders’ Agreement.” Crestview GP disclaims beneficial ownership of all such shares. Crestview GP may be deemed to be the beneficial owner of 31,060,770 shares of Common Stock owned directly by Crestview Victory, and 9,810 shares of Common Stock owned directly by Crestview Advisors, L.L.C., which provides investment advisory and management services to certain Crestview entities. Crestview Victory GP, LLC is the general partner of Crestview Victory. Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”) are members of Crestview Victory GP, LLC and limited partners of Crestview Victory. Crestview GP is the general partner of each of the Crestview Funds. Crestview GP and the Crestview Funds may be deemed to be beneficial owners of the shares owned directly by Crestview Victory. Crestview GP has voting and investment control over such shares. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the members of its investment committee and the chairman of the investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick. None of the foregoing persons has the power individually to vote or dispose of such shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022.

Includes shares held directly by Crestview Victory, L.P. and Crestview Advisors, L.L.C. Crestview GP exercises voting and dispositive power over the shares held directly by Crestview Victory, L.P. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the members of its investment committee and the chairman of the investment committee. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein

(3)

This number does not include 44,999,249 shares of Common Stock owned by other parties to the Shareholders’ Agreement for which RCP GenPar Holdco LLC and RCP Co-Invest GP LLC (the “RCP Entities”) may be deemed to have beneficial ownership. See “Certain Relationships and Related Party Transactions—Amended and Restated Shareholders’ Agreement.” The RCP Entities disclaim beneficial ownership of all such shares. The RCP Entities may be deemed to be the beneficial owners of 8,718,406 shares of Common Stock owned directly by Reverence Capital Partners Opportunities Fund I, L.P., Reverence Capital Partners Opportunities Fund I (Cayman), L.P., and Reverence Capital Partners Opportunities Fund I (AI), L.P. (collectively, the “Reverence Capital Funds”) and RCP Lake Co-Invest, L.P. RCP GenPar Holdco LLC is the general partner of each of the Reverence Capital Funds and RCP Co-Invest GP LLC is the general partner of RCP Lake Co-Invest, L.P. The RCP Entities, Reverence Capital Funds and RCP Lake Co-Invest, L.P. may be deemed to be beneficial owners of the shares. The RCP Entities have voting and investment control over such shares. Decisions by each of the RCP Entities to vote or dispose of such shares require the approval of a majority of the three members of the investment committee, which is composed of the following individuals: Milton Berlinski, Peter Aberg and Alexander Chulack. None of the foregoing persons has the power individually to vote or dispose of such shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Reverence Capital Partners, 590 Madison Avenue, 41st Floor, New York, NY 10022.

(4)

Upon the completion of the Company’s initial public offering in 2018, or IPO, a substantial majority of our employee stockholders entered into the Employee Shareholders’ Agreement pursuant to which they granted an irrevocable voting proxy with respect to the shares of our common stock they have acquired from us and any shares they may acquire from us in the future to the Employee Shareholders Committee currently consisting of Mr. Brown, Mr. Policarpo and Mr. Cliff. All shares subject to the Employee Shareholders’ Agreement will be voted in accordance with the majority decision of those three members. Shares originally subject to the agreement cease to be subject to it when sold by the employee or upon the termination of the employee’s employment with us. The number of shares of common stock in this row includes the shares of common stock currently beneficially owned by current employees party to the Employee Shareholders’ Agreement, which consist of (i) 7,423,743 shares of Common Stock, (ii) 1,616,840 unvested restricted shares of Common Stock and (iii) 4,888,086 shares of Common Stock issuable upon the exercise of options. As members of our Employee Shareholders Committee, Mr. Brown, Mr. Policarpo and Mr. Cliff share voting power over all of these shares. Other than as shown in the row applicable to each of them individually, none of Mr. Brown, Mr. Policarpo or Mr. Cliff has investment power with respect to any of the shares subject to the Employee Shareholders’ Agreement, and each disclaims beneficial ownership of such shares. See “Relationships and Related Party Transactions—Employee Shareholders’ Agreement.”

This number does not include 39,788,986 shares of Common Stock owned by other parties to the Shareholders’ Agreement for which the Employee Shareholders Committee may be deemed to have beneficial ownership. The Employee Shareholders Committee disclaims beneficial of all such shares.

(5)

Pursuant to the Employee Shareholders Agreement, Mr. Brown, Mr. Policarpo and Mr. Cliff each granted an irrevocable voting proxy with respect to all of the shares of our Common Stock he has acquired from us and any shares he may acquire from us in the future to the Employee Shareholders Committee as described in footnote 4 above. Each retains investment power with respect to the shares of our common stock he holds, which are the shares reflected in the row applicable to each person. This amount does not include shares owned by other parties to the Employee Shareholders Agreement for which each of Mr. Brown, Mr. Policarpo and Mr. Cliff may be deemed to have beneficial ownership. Each of such persons disclaims beneficial ownership of all such shares.

(6)	Consists of (i) 1,442,963 shares of Common Stock, (ii) 325,894 unvested restricted shares of Common Stock and (iii) 851,353 shares of Common Stock issuable upon the exercise of options.
(7)	Consists of (i) 638,569 shares of Common Stock, (ii) 161,522 unvested restricted shares of Common Stock and (iii) 515,362 shares of Common Stock issuable upon the exercise of options.
(8)	Consists of (i) 60,156 shares of Common Stock, (ii) 87,212 unvested restricted shares of Common Stock and (iii) 123,822 shares of Common Stock issuable upon the exercise of options.
(9)	Consists of (i) 294,965 shares of Common Stock held of record by Mr. Berlinski and (ii) 184,231 shares of Common Stock held of record by MRB ICBC LLC, an entity which Mr. Berlinski controls.
(10)

Consists of (i) 169,470 shares of Common Stock held of record by the Lawrence E. Davanzo and Christine Davanzo Revocable Trust, for which Mr. Davanzo serves as trustee and (ii) 11,460 shares of Common Stock held of record by Mr. Davanzo.

(11)

Consists of (i) 27,841 shares of Common Stock held of record by Mr. DeMartini’s spouse, (ii) 117,527 shares of Common Stock held of record by The DeMartini 2018 Children’s Trust, a family trust in which Mr. DeMartini’s spouse serves as the trustee and Mr. DeMartini has investment control and (iii) 3,073 shares of Common Stock held of record by Mr. DeMartini.

(12)

Consists of (i) 277,464 shares of Common Stock held of record by James B. Hawkes 2012 Revocable Trust, for which Mr. Hawkes serves as trustee, (ii) 71,000 shares of Common Stock held of record by Hawkes Nest, LLC, an entity which Mr. Hawkes controls, (iii) 382,685 shares of Common Stock held of record by Hawkes Family LLC, an entity which Mr. Hawkes controls and (iv) 414,592 shares of Common Stock held of record by Mr. Hawkes.

(13)	Consists of (i) 25,724 shares of Common Stock held of record by RJH Investment Partners, L.P., an entity which Mr. Hurst controls and (ii) 11,151 shares of Common Stock held of record by Mr. Hurst.
(14)	Consists of (i) 298,861 shares of Common Stock held of record by ADR Partners, an entity which Mr. Rappaport controls and (ii) 132,570 shares of Common Stock held of record by Mr. Rappaport.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the total shares of our Common Stock authorized and issued (or to be issued) under our equity compensation plans as of December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	5,315,210	$6.71	1,811,559
Equity compensation plans not approved by security holders	—	—	—

Total	5,315,210	$6.71	1,811,559

(1)

Reflects 5,301,038 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2021 which were granted under the Victory Capital Holdings, Inc. Equity Incentive Plan (the “2013 Plan”), and 14,172 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2021 which were granted under the Victory Capital Holdings, Inc. 2018 Stock Incentive Plan (the “2018 Plan”).

(2)

Reflects 3,372,484 shares of Common Stock reserved for issuance under the 2018 Plan and 350,388 shares of our Class A common stock reserved for issuance under the Victory Capital Holdings, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). Except with respect to the issuances described in footnote (1) above, no further shares will be issued or distributed under the 2013 Plan. As of December 31, 2021, the Company also had issued 3,345,867 restricted shares of Common Stock under the 2013 Plan, 2,281,964 restricted shares of Common Stock under the 2018 Plan, and 22,502 shares of Common Stock under the 2018 ESPP, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when any applicable restrictions lapse.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, executive officers and, with certain exceptions, persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file with the SEC reports of ownership of, and transactions in, our equity securities. These reporting persons are further required to provide us with copies of these reports.

Based solely on our review of such reports and written representations by the reporting persons, we believe that during the fiscal year ended December 31, 2021, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements.

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following table sets forth information regarding the compensation awarded to, earned by or paid to certain of our executive officers during the fiscal year ended December 31, 2021. As an emerging growth company, we have chosen to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which require compensation disclosure for our principal executive officer and our next two most highly compensated executive officers. Throughout this proxy statement, these three officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Subtotal ($)	Relocation ($)(5)	Total ($)
David C. Brown	2021	600,000	5,435,000	749,974	—	—	300,205	7,085,179		7,085,179
Chief Executive Officer and Chairman	2020	600,000	6,850,000	1,549,995	—	—	263,138	9,263,133	687,261	9,950,394
Michael D. Policarpo	2021	450,000	2,805,000	499,983	—	—	240,851	3,995,834		3,995,834
President, Chief Financial Officer and Chief Administrative Officer	2020	450,000	2,805,000	459,994	—	—	226,685	3,941,679		3,941,679
Nina Gupta (6)	2021	400,000	1,100,000	649,977	—	—	101,259	2,251,236		2,251,236
Chief Legal Officer and Head of Human Resource Administration

(1)

The amounts reported as earned in this column represent the bonuses earned with respect to 2020 and 2021 by each executive pursuant to our annual bonus plan. The 2021 amounts were paid in 2022 with the exception of $600,000 of Mr. Brown’s bonus which was paid in 2021. For additional information, please see “—Summary Compensation Table—Narrative to Summary Compensation Table—Annual Incentive Compensation” below.

(2)

Amounts reported represent the aggregate grant date fair value of the shares of restricted stock granted with respect to 2019 and 2020 to our named executive officers in 2020 and 2021. The amounts above reflect our aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by our named executive officers, which depends on the market value of our Common Stock on a date in the future.

(3)	Our named executive officers had no above-market or preferential earnings on deferred compensation during 2020 or 2021.
(4)

The amounts reported as earned by each named executive officer in this column represent employer matching contributions made to Messrs. Brown and Policarpo and Ms. Gupta of $17,400 each, under our 401(k) plan during 2021, profit share contributions made to Messrs. Brown and Policarpo and Ms. Gupta of $4,275 each under our 401(k) plan during 2021, as well as employer matching contributions made to Messrs. Brown and Policarpo and Ms. Gupta of $132,600, $132,600 and $60,500, respectively, under our nonqualified deferred compensation plan. Amounts reported also include cash bonus payments made upon vesting of equity-based awards of $145,930, $86,576 and $19,084 for Messrs. Brown and Policarpo and Ms. Gupta, respectively.

(5)

In 2020, Mr. Brown received relocation benefits totaling $416,824 for customary closing costs on the sale of his existing house and the purchase of a new house, loss associated with the sale of his existing house, moving and transportation expenses and other miscellaneous amounts in connection with the relocation. Mr. Brown also received a net tax gross up totaling $270,437 to offset the amounts imputed to his income as a result of these benefits.

(6)	Ms. Gupta was not a NEO in 2020, therefore, her compensation for 2020 is not presented.

Narrative to Summary Compensation Table

Certain of the compensation paid to our named executive officers reflected in the Summary Compensation Table was provided pursuant to the agreements, plans and programs which are summarized below. For a discussion of the severance pay and other benefits to be provided to our named executive officers in connection with a termination of employment and/or a change in control, please see “—Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with David C. Brown. We entered into an employment agreement with Mr. Brown, dated March 20, 2017, which took effect as of February 12, 2018, in connection with our IPO, and which superseded Mr. Brown’s prior employment agreement with us, dated August 5, 2014 (the terms of which were substantially similar to those of the current employment agreement, except with respect to term, annual incentive award mechanics, and certain severance mechanics). Pursuant to the employment agreement, which has an indefinite term, Mr. Brown serves as the Chief Executive Officer of VCM and as a director on our Board of Directors (of which he is currently the Chairman), and is entitled to an annual base salary of $600,000, an annual bonus of $600,000 which is payable quarterly, and an annual incentive award, which award is to be determined by our Board of Directors and Compensation Committee each year during the term and be payable partly in cash and partly in fully-vested (unless otherwise stated in the equity grant agreement) equity based on achievement of specified performance criteria (as discussed under “—Annual Incentive Compensation” below). In addition, Mr. Brown’s employment agreement provides for certain severance entitlements, which are discussed under “—Potential Payments Upon Termination or Change in Control” below.

Annual Incentive Compensation. Certain employees, including our named executive officers, are eligible to participate in the Victory Capital Holdings, Inc. Bonus Plan (the “Bonus Plan”), pursuant to which participants are eligible to earn a bonus with respect to each fiscal year, typically paid in the first calendar quarter of the calendar year following the year for which the bonus is earned, subject to the participant remaining employed with us through the payment date. Individual awards may be discretionary or earned based on individual, Company or other criteria determined by our Compensation Committee. 2021 annual bonuses for our named executive officers, which were paid in March 2022 were determined at the discretion of the Compensation Committee after consideration of both Company and individual performance and, in the case of Mr. Policarpo and Ms. Gupta, recommendations from Mr. Brown. For 2021, Messrs. Brown, Policarpo and Ms. Gupta were awarded actual cash bonuses of $5,435,000 (which included the annual bonus of $600,000 which is payable quarterly), $2,805,000 and $1,100,000, respectively. Messrs. Brown and Policarpo and Ms. Gupta did not have target bonuses for 2021, and the Compensation Committee determined the amount of their bonuses after considering market competitiveness, Company performance factors and individual performance. None of our named executive officers received any annual bonus amounts that were payable in shares of our Common Stock. Under the Bonus Plan, for each fiscal year, the Company, in conjunction with the Board of Directors and Compensation Committee, establishes an annual bonus pool equal to a percentage of pre-bonus EBITDA that is payable in cash or shares of our Common Stock. For this purpose, and subject to additional adjustments as may be determined by our Board of Directors in its discretion, pre-bonus EBITDA is generally calculated using our “Adjusted EBITDA.” We then add back our incentive compensation expense to Adjusted EBITDA to arrive at pre-bonus EBITDA.

Equity Grants. Prior to the completion of our IPO in February 2018, we granted equity-based awards to our named executive officers pursuant to the 2013 Plan. In connection with our IPO we adopted the 2018 Plan, which took effect upon the completion of the IPO and which replaced the 2013 Plan as the Company’s equity-based compensation plan. A total of 3,372,484 shares of Common Stock, as determined by the Compensation Committee, are reserved and available for issuance under the 2018 Plan. Under the 2018 Plan, the Company may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based upon shares of our Common Stock.

Equity compensation awards are an important part of our executive compensation program. We have granted performance-based restricted shares and time-based restricted shares to our named executive officers under our stock plans.

Annual Equity Grants. In connection with our annual compensation review for 2020, the Compensation Committee made its annual equity grants to named executive officers on March 15, 2021. The value of these restricted stock grants reflects the Compensation Committee’s review of market competitive pay practices relative to peers and our 2020 performance.

The named executive officers received time-based restricted shares, ratably vesting over a three-year period ending on March 15, 2024, as follows:

Name	Time-Based RSAs (#)
David C. Brown	28,005
Michael D. Policarpo	18,670
Nina Gupta	24,271

Health and Welfare Plans. Our named executive officers are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, dental, vision, life and accidental death and dismemberment, disability, supplemental life, a health savings account, health and dependent care flexible spending accounts, critical illness and accident benefit plans, as well as commuter benefits and health and wellness rewards.

Nonqualified Deferred Compensation Plan. Messrs. Brown and Policarpo and Ms. Gupta currently participate in the Victory Capital Management Inc. Deferred Compensation Plan, or the NQDC Plan, a nonqualified deferred compensation plan maintained by us primarily for the benefit of a select group of management or highly compensated employees. Pursuant to the NQDC Plan, participants may elect to defer up to 100% of their base compensation and cash incentive compensation. In 2021, the Company provided a matching contribution equal to 100% of a participant’s deferral contribution, up to a maximum of the lesser of 5% of compensation in excess of the Internal Revenue Code Section 401(a)(17) limit for the applicable year or $3,000,000 per year. We may also elect to provide discretionary contributions pursuant to the NQDC Plan. Deferred amounts and employer contributions are contributed to individual accounts in the NQDC Plan trust, and participants self-direct the notional investment of deferred contribution accounts in various investment funds. A participant is 100% vested in their deferral contributions when contributed and will become 100% vested in our matching contributions and discretionary contributions, to the extent any are made, after three years of continuous service. No discretionary contributions pursuant to the NQDC Plan have been made to date. The vested balance of a participant’s account may be distributed in a lump sum, in five equal installments or in another approved form upon a participant’s death, disability, separation from service (including retirement), a change in control event, or on a time or fixed schedule, in each case, as elected by the participant in accordance with the terms of the NQDC Plan. Messrs. Brown and Policarpo and Ms. Gupta are fully vested in their NQDC account balances as they have met the vesting criteria of three years of continuous service. For a summary of the treatment of named executive officers’ account balances under the NQDC Plan in connection with certain terminations of employment and/or a change in control, see “—Potential Payments Upon Termination or Change in Control” below.

401(k) Plan. We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Internal Revenue Code. Full-time employees, other than nonresident aliens and leased employees, who are paid from our U.S. payroll are generally eligible to participate in the plan. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code, and may also make post-tax contributions. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants and contributions that we make to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in their pre-tax and post-tax contributions and any employer contributions when contributed. The plan provides for an employer matching contribution for employees who have completed at least one year of service equal to 100% of a participant’s 401(k) contributions, up to 6% of the participant’s compensation subject to limits set by the Internal Revenue Service, as well as discretionary profit sharing contributions.

Relocation. During 2020, we provided relocation benefits to Mr. Brown for customary closing costs on the sale of his existing house and the purchase of a new house, loss associated with the sale of his existing house, moving and transportation expenses and other miscellaneous amounts in connection with the relocation. These benefits are consistent with the terms and conditions of our relocation policies for executives at Mr. Brown’s level in the organization. The Compensation Committee believed these benefits were necessary and appropriate to support Mr. Brown’s relocation to San Antonio.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards to acquire shares of our Common Stock held by each of our named executive officers as of December 31, 2021.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(5)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)(5)	Option Exercise Price ($)(6)	Option Expiration Date	Number of Shares Or Units of Stock That Have Not Vested (#)(3)(5)	Market Value of Shares Or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares Or Units of Stock That Have Not Vested (#)(3)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Or Units of Stock That Have Not Vested ($)(4)
David C. Brown	7/31/2013	385,112			$2.45	7/31/2023
	2/5/2014	87,597			$2.45	2/5/2024
	12/17/2014	40,670			$4.73	12/17/2024
	3/11/2016	61,833			$7.52	3/11/2026
	4/15/2016	257,638			$7.52	4/15/2026
	3/10/2017	18,503			$13.52	3/10/2027
	1/1/2018						153,294	$5,599,830
	3/31/2019						45,716	$1,670,005
	3/31/2020						63,163	$2,307,344
	3/15/2021						28,005	$1,023,023
Michael D. Policarpo	7/31/2013	179,719			$2.45	7/31/2023
	2/5/2014	36,790			$2.45	2/5/2024
	12/17/2014	31,284			$4.73	12/17/2024
	3/11/2016	46,374			$7.52	3/11/2026
	4/15/2016	154,582			$7.52	4/15/2026
	3/10/2017	66,613			$13.52	3/10/2027
	1/1/2018						87,598	$3,199,955
	3/31/2019						33,843	$1,236,285
	3/31/2020						18,745	$684,755
	3/15/2021						18,670	$682,015
Nina Gupta	7/29/2016	72,997			$8.09	7/29/2026
	3/10/2017	18,503			$13.52	3/10/2027
	7/31/2017	14,803			$13.52	7/31/2027
	1/1/2018	14,891	2,628		$14.27	1/1/2028
	3/31/2019						14,425	$526,945
	3/31/2020						22,413	$818,747
	3/15/2021						24,271	$886,620

(1)

Historically, the options granted to our named executive officers have consisted of 60% options subject to time-vesting conditions, or time-vesting options, which vest over a period of four years, 25% per year, beginning on the first anniversary of the applicable grant date, and 40% options subject to performance-vesting conditions, or performance-vesting options, which are earned based on level of achievement of the performance goals described in footnote 2 below prior to the applicable expiration date.

(2)

Performance-vesting options granted to our named executive officers vest based on the achievement of Management reported EBITDA targets, revenue targets and AUM targets. All performance-vesting options have vested as of December 31, 2021.

(3)

Restricted shares granted on January 1, 2018 vest 50% based on continued employment (50% on January 1, 2021, 25% on January 1, 2022, and 25% on January 1, 2023). The balance of the restricted shares granted on January 1, 2018 vested when the Company’s fair market value of the Company stock met or exceeded certain thresholds (one-third vested when the Company’s fair market value of the Company stock exceeded $19.98 on November 25, 2019; one-third vested when the Company’s fair market value of the Company stock exceeded $22.84 on February 12, 2020; and one-third vested when the Company’s fair market value of the Company stock exceeded $25.69 on March 15, 2021), subject to continued employment through the date on which such thresholds were achieved. Restricted shares granted on March 31, 2019, March 31, 2020 and March 15, 2021 vest one-third on each of the first three anniversaries of the grant dates.

(4)	Values determined based on the value of our Common Stock at market close on December 31, 2021, or $36.53 per share.
(5)

Time-vesting options, performance-vesting options and certain restricted shares are subject to additional vesting upon a termination of employment due to death or “disability,” by us without “cause” or by the named executive officer without “good reason” (each such term, as defined in the applicable equity plan), as discussed under “-Potential Payments Upon Termination or Change in Control” below.

(6)	Option exercise prices were adjusted in May 2015 and February 2017 due to declaration and payment of a special dividend to our stockholders. Amounts shown in the above table are post-adjustment.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control.

We have entered into an employment agreement with Mr. Brown, which provides for certain payments to be made in connection with certain terminations of employment and/or a change in control. In addition, Messr. Policarpo and Ms. Gupta are eligible to receive severance pursuant to our severance plan in connection with certain terminations of employment. Our named executive officers are also entitled to additional vesting of options and restricted shares pursuant to the terms of the Equity Plans and their award agreements, as well as to distributions pursuant to the NQDC Plan, in connection with certain terminations of employment.

Employment Agreement with David C. Brown. Mr. Brown’s employment agreement provides that if his employment is terminated by us without “cause” or by him for “good reason,” each as defined in the employment agreement, subject to his execution of a release of claims, he will be entitled to severance benefits consisting of: (i) an amount equal to two times a fraction, the numerator of which is the sum of the base salary, the annual cash bonus and the annual incentive award (consisting of both the cash and equity components) paid for the preceding two calendar years and the denominator of which is two, payable in eight quarterly installments beginning within 30 days of the termination date; and (ii) continuation of all medical benefits for up to 18 months following termination or an amount equal to the cost of such benefits; and (iii) a payment in respect of accrued but unused vacation and sick days. Such severance payments will be subject to a modified cutback provision which acts to reduce the amounts payable to Mr. Brown to the extent necessary so that no excise tax would be imposed pursuant to Section 280G of the Internal Revenue Code, but only if doing so would result in Mr. Brown retaining a larger after-tax amount. The employment agreement also provides that, in the event of a “change in control,” as defined in the employment agreement, Mr. Brown will be entitled to accelerated vesting of all then-outstanding equity awards granted prior to March 11, 2017, and that in the event of a termination of employment by us without “cause” within 90 days prior to a “change in control,” Mr. Brown will be entitled to accelerated vesting of all equity awards (whether granted before or after March 11, 2017) that would have vested as of the date of the change in control but for the termination (or the economic equivalent of such accelerated vesting). In the event of a termination of Mr. Brown’s employment due to death or “disability,” as defined in the employment agreement, he will be entitled to (i) a payment in respect of accrued but unused vacation and sick days, (ii) a prorated annual bonus for the year of termination and, (iii) for terminations due to disability, continuation of all medical benefits at no cost for up to 18 months following termination or an amount equal to the cost of such benefits. The employment agreement subjects Mr. Brown to confidentiality restrictions that apply while he is employed with us and indefinitely thereafter, to an inventions assignment commitment, to a non-compete restriction that applies during his employment with us and for one year thereafter, and to a non-solicitation restriction with respect to our customers and employees that applies during his employment with us and for two years thereafter. For additional information regarding Mr. Brown’s employment agreement, see “—Summary Compensation Table—Narrative to Summary Compensation Table—Employment Agreement with David C. Brown” above.

Victory Capital Management Inc. Severance Pay Plan. Messr. Policarpo and Ms. Gupta are participants in the Victory Capital Management Inc. Severance Pay Plan, or the Severance Plan. Pursuant to the Severance Plan, in the event that a participant is terminated involuntarily without “cause,” as defined in the Severance Plan, as part of a restructuring or reduction in force, subject to the execution of a release of claims, the participant will receive a severance payment that will be determined by the plan administrator (currently, Mr. Brown) in accordance with the following guidelines:

Benefit Type	Severance Formula	Maximum Payout(2)
Basic Benefit	Two weeks of pay for each full year of continuous service.	30 weeks of pay

Enhanced Benefit(1)	Four weeks of pay for each full year of continuous service.	52 weeks of pay

(1)

For Chief Investment Officers, members of senior management and other designated participants. Mr. Policarpo would be entitled to receive the enhanced benefit. Ms. Gupta would be entitled to receive the greater of the Enhanced Benefit or 52 weeks of pay.

(2)

Subject to an additional limitation that the maximum payout may not exceed two times the lesser of (i) the Internal Revenue Code Section 401(a)(17) limit for the applicable year or (ii) the participant’s annualized compensation for the year preceding the year of the termination.

The payment schedule for severance benefits under the Severance Plan is determined by the plan administrator, subject to a requirement that all benefits be paid no later than the last day of the second taxable year following the taxable year in which the termination occurs. The Severance Plan provides that the Company has the right to amend, modify, suspend or terminate the plan at any time by formal action by our Board of Directors or by the plan administrator.

Vesting of Options and Restricted Shares. Our named executive officers are entitled to additional vesting of unvested options and restricted shares held by them in connection with certain terminations of employment pursuant to the 2013 Plan and their award agreements. Other than with respect to the 2017 and 2018 restricted shares, upon a termination of employment due to death or “disability,” by us without “cause” or by the named executive officer for “good reason” (each such term as defined in the 2013 Plan), time-vesting options and restricted shares will be subject to additional, pro-rated vesting, determined by multiplying the number of time-vesting options or restricted shares, as applicable, that are unvested as of the termination date by a fraction, the numerator of which is the number of days elapsed between the most recent vesting date (or the grant date, if no vesting date has occurred) and the termination date, and the denominator of which is the number of days between the most recent vesting date (or the grant date, if no vesting date has occurred) and the final vesting date. For grants made pursuant to the 2018 Plan, upon a termination of employment due to death or “disability,” by us without “cause” or by the named executive officer for “good reason” (each such term as defined in the 2018 Plan), unvested time-vesting options and restricted shares shall be forfeited. In addition, performance-vesting options and restricted stock will vest under the 2013 Plan and 2018 Plan assuming target levels of achievement enumerated in the award agreements upon a termination of employment due to death or “disability,” and based on actual performance measured as of the named executive officer’s date of termination upon a termination by us without “cause” or by the named executive officer for “good reason.” Except as may otherwise be provided in an employment agreement, restricted shares under the 2013 and 2018 Plan are not subject to accelerated vesting upon a change in control and will generally be forfeited upon a termination of employment for any reason prior to vesting.

Nonqualified Deferred Compensation Plan. The NQDC Plan provides that, in the event of a termination due to death or “disability” or a “change in control” (each such term, as defined in the NQDC Plan), a participant will become 100% vested in his accrued but unvested benefits attributable to our matching contributions and discretionary contributions. In addition, the vested balance of a participant’s NQDC Plan account may be distributed to such participant upon his death, disability, separation from service (including retirement) or a change in control event, in each case, as elected by the participant in accordance with the terms of the NQDC Plan, as discussed under “—Summary Compensation Table—Narrative to Summary Compensation Table—Nonqualified Deferred Compensation Plan” above.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Shareholders’ Agreement

On October 31, 2014, we entered into a Shareholders’ Agreement with Crestview Victory, Reverence Capital, and certain other persons named therein. In connection with our IPO, we amended and restated the Shareholders’ Agreement.

Each of Crestview Victory and Reverence Capital has rights to nominate a certain number of our directors depending on their ownership and each of the stockholders party to the Shareholders’ Agreement have agreed to vote, or cause to be voted, all of their outstanding shares to ensure the election of such directors. For more information on the rights of Crestview Victory and Reverence Capital to nominate directors, see “Proposal 1: Election of Class I Directors—Director Nomination Rights Under the Shareholders’ Agreement.”

The Shareholders’ Agreement provides for certain registration rights, pursuant to which either Crestview Victory or Reverence Capital may request us, (a) to file a registration statement with the SEC, and (b) to file a shelf registration statement with the SEC, in each case, if the registration statement relates to a firmly underwritten public offering, only if the expected aggregate gross proceeds are expected to be at least $25 million or either Crestview Victory or Reverence Capital propose to sell 100% of their respective shares. In October 2021, Crestview Victory and Reverence Capital requested us to file a registration statement with the SEC for all their outstanding shares and to subsequently file a shelf registration statement. Subject to certain conditions, we will not be obligated to (i) effect more than one underwritten offering involving substantial marketing effort in any consecutive 120-day period, and (ii) effect more than five demand registrations for Crestview Victory and three demand registrations for Reverence Capital. In addition, each of Crestview Victory and Reverence Capital, and each of the remaining 2% holders of registrable securities to the extent either Crestview Victory or Reverence Capital participate, have certain “piggyback” registration rights, pursuant to which, subject to certain exceptions, it will be entitled to register its registrable securities alongside any offering of securities that we may undertake, subject to cutback in certain cases. The Shareholders’ Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities which may arise in connection with the registration.

Employee Shareholders’ Agreement

A substantial majority of our employee stockholders entered into the Employee Shareholders’ Agreement upon the completion of the IPO, pursuant to which they granted an irrevocable voting proxy with respect to the shares of our Common Stock they have acquired from us, and any shares they may acquire from us in the future, to the Employee Shareholders Committee. The employee stockholders who are party to the agreement beneficially own in the aggregate approximately 13% of Common Stock and voting power and the unvested restricted shares as of March 18, 2022. Any shares of our Common Stock that we may issue in the future to our employees, including under the 2018 Plan, will be subject to the Employee Shareholders’ Agreement. Shares held by an employee stockholder will cease to be subject to the Employee Shareholders’ Agreement upon termination of employment by such employee stockholder (including by death).

The members of the Employee Shareholders Committee must be our employees and holders of shares subject to the agreement. The Employee Shareholders Committee is currently composed of David C. Brown (Chief Executive Officer and Chairman of the Board), Michael D. Policarpo, (President, Chief Financial Officer and Chief Administrative Officer) and Kelly S. Cliff (President, Investment Franchises). Employee stockholders holding shares representing a majority of the shares subject to the Employee Shareholders’ Agreement will be entitled to remove and replace the Employee Shareholders Committee members (other than the Chief Executive Officer). Each member of the Employee Shareholders Committee is entitled to indemnification from us in his or her capacity as a member of the Employee Shareholders Committee.

The Employee Shareholders Committee has the sole right to determine how to vote all shares subject to the Employee Shareholders’ Agreement, and such shares will be voted in accordance with the majority decision of those three members. Subject to its obligations under the Shareholders’ Agreement, the Employee Shareholders Committee may in its discretion vote, or abstain from voting, all or any of the shares subject to the Employee Shareholders’ Agreement on any matter on which holders of shares of our Common Stock are entitled to vote, including, but not limited to, the election of directors to our Board of Directors, amendments to our certificate of incorporation or bylaws, changes to our capitalization, a merger or consolidation, a sale of substantially all of our assets, and a liquidation, dissolution or winding up.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and members of the Employee Shareholders Committee. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated certificate of incorporation and bylaws also require us to advance expenses incurred by our directors and officers.

Investment Advisory Agreements

Victory Capital Management Inc. (“VCM”) has agreements to serve as the investment adviser of the Victory Funds and VictoryShares, our ETF brand, in each case with which certain of our employees are affiliated. Under the terms of the investment advisory agreements with the Victory Funds and the VictoryShares, the continuation of which is subject to annual review and approval by the board of the Victory Funds and VictoryShares, VCM earns investment management fees based on a percentage of AUM, as delineated in the respective investment advisory agreements and disclosed in the prospectus for each Victory Fund and each of the VictoryShares. The gross amount earned from advising the Victory Funds and the VictoryShares was $305.8 million for the year ended December 31, 2021.

VCM has agreed to waive its management fee and/or reimburse expenses for certain of the share classes of certain of the Victory Funds and for certain of the VictoryShares, to the extent their respective expenses exceed certain levels. In addition, VCM may decide to voluntarily reduce additional fees or reimburse any Victory Fund or any of the VictoryShares for other expenses. The amount VCM waived or reimbursed for the Victory Funds and the VictoryShares was $22.4 million for the year ended December 31, 2021.

VCM also has an agreement to serve as the investment adviser of the separate series of USAA Mutual Funds Trust (“the “USAA Mutual Funds”), with which certain of our employees are affiliated. Under the terms of the investment advisory agreement with the USAA Mutual Funds, the continuation of which is subject to the annual review and approval by the board of the USAA Mutual Funds Trust, VCM earns investment management fees based on a percentage of AUM, which for certain equity and fixed income funds are subject to a performance fee adjustment depending on the investment performance, better or worse, of those funds relative to their specified benchmark indexes, as delineated in the investment advisory agreement and disclosed in the prospectus for each USAA Mutual Fund. For the year ended December 31, 2021, the gross amount earned from advising the USAA Mutual Funds was $283.6 million, which included an unfavorable performance fee adjustment of $5.8 million.

VCM pays a portion of its investment management fees to unaffiliated investment advisers for services they provide as sub-advisers to certain of the USAA Mutual Funds. In addition, VCM has agreed to waive its management fee and/or reimburse expenses for each share class of the USAA Mutual Funds to the extent their respective expenses exceed certain levels. VCM may also decide to voluntarily reduce additional fees or reimburse any USAA Mutual Fund for other expenses. The amount VCM waived or reimbursed for the USAA Mutual Funds was $19.4 million for the year ended December 31, 2021.

VCM has agreements to serve as the investment adviser of the Victory Collective Funds. Under the terms of the investment advisory agreements with the Victory Collective Funds, VCM earns investment management fees based on a percentage of AUM net of fund expenses. Amount earned from advising the Victory Collective Funds was $15.6 million for the year ended December 31, 2021.

The Company also serves as investment adviser for the Victory Hashdex Nasdaq Crypto Index Fund LLC through a wholly owned subsidiary of VCM. The Company earns investment management fees from this fund generally based on the average net asset value of the fund and has agreed to reimburse expenses of the fund to the extent these expenses exceed certain levels. For the year ended December 31, 2021, gross investment management fees earned by the Company from this fund were de minimus and the amount of expenses reimbursed by the Company for this fund was $0.1 million.

On March 1, 2021, the Company completed the acquisition of certain assets of THB Asset Management (“THB”), including investment advisory contracts with pooled vehicles sponsored by THB (“THB Funds”) and hired the THB investment team. VCM earns investment management fees from each of the THB Funds generally based on the net asset value of the fund. VCM has agreed to waive a portion of its management fee and/or reimburse expenses of certain THB Funds. For the year ended December 31, 2021, the gross amount earned by VCM in investment management fees from the THB Funds and the amount waived or reimbursed by VCM for the THB Funds was $2.1 million and $0.3 million, respectively.

With the November 1, 2021 acquisition of alternative investment manager New Energy Capital Partners, LLC (“NEC”), VCM became the investment manager for NEC’s active private closed-end funds (the “NEC Funds”). VCM earns investment management fees based on limited partner capital commitments during the commitment period of the fund. Following the earlier of the termination of the commitment period and the beginning of any commitment period for a successor fund, VCM generally earns investment management fees, depending on the fund, based on the lesser of a) the net asset value of the fund and b) the aggregated adjusted cost basis of each unrealized portfolio investment or the limited partner capital commitments reduced by the amount of capital contributions used to make portfolio investments that have been disposed. For the period from November 1, 2021 to December 31, 2021, VCM earned $1.9 million in investment management fees from the NEC Funds.

Administration Agreements

VCM has agreements to serve as the administrator and fund accountant for the Victory Funds and VictoryShares, with which certain of our employees are affiliated. Under the terms of the administration agreements with the Victory Funds and VictoryShares, the continuation of which is subject to annual approval by the board of the Victory Funds and VictoryShares, VCM earns administration fees based on a percentage of AUM as delineated in the respective administration agreements and disclosed in the statement of additional information for each Victory Fund and each of the VictoryShares. The gross amount earned from providing administration and fund accounting services to the Victory Funds and VictoryShares was $29.0 million for the year ended December 31, 2021.

VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the Victory Funds and VictoryShares. VCM has agreed to waive a portion of its administration fees for VictoryShares to the extent the fees earned exceed the portion of fees paid to the sub-administrator for services it provides to the VictoryShares. The amount of administration fees waived by VCM for the VictoryShares was $2.1 million for the year ended December 31, 2021.

VCM also has an agreement to serve as the administrator and fund accountant for the USAA Mutual Funds, with which certain of our employees are affiliated. Under the terms of the administration agreement with the USAA Mutual Funds, the continuation of which is subject to annual approval by the board of the USAA Mutual Funds Trust, VCM earns administration fees based on a percentage of AUM, as delineated in the respective administration agreement and disclosed in the statement of additional information for each USAA Mutual Fund. The gross amount earned from providing administration and fund accounting services to the USAA Mutual Funds was $94.5 million for the year ended December 31, 2021. VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the USAA Mutual Funds.

Transfer Agent Agreement

Victory Capital Transfer Agency, Inc. (formerly, USAA Transfer Agency Company) performs transfer agent services for the USAA Mutual Funds, with which certain of our employees are affiliated, under a Transfer Agency Agreement, and sub-transfer agent services to the Victory Funds for member class shares under a Sub-Transfer Agency Agreement. Services include maintenance of shareholder account records, handling of communications with shareholders, distribution of Fund dividends, and production of reports with respect to account activity for shareholders and the Trust. The Transfer Agency Agreement continues from year to year subject the approval of the board of the USAA Mutual Funds Trust. The Sub-Transfer Agency Agreement, which took effect on November 2, 2020 with the launch of the member class shares, continues from year to year subject to the approval of the board of the Victory Funds. The gross amount earned from providing transfer agent services to the USAA Mutual Funds was $64.5 million for the year ended December 31, 2021; fees earned in the year ended December 31, 2021 from sub-transfer agent services to the Victory Funds for member class shares were de minimis. VCM pays a portion of its transfer agency fees to an unaffiliated transfer agent for services it provides as sub-transfer agent to the USAA Mutual Funds.

Distribution Agreements

Victory Capital Services, Inc., (which we call VCS) is an introducing broker-dealer registered with the SEC that has agreements to serve as the distributor for the Victory Funds, with which certain of our employees are affiliated. Under the terms of the distribution agreements with the Victory Funds, the continuation of which is subject to annual approval by the board of the Victory Funds, VCS is entitled to receive payments, if any, under the 12b-1 plan for the Victory Funds in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of each Victory Fund. The amount earned from providing distribution services to the Victory Funds was $27.8 million for the year ended December 31, 2021. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of the Victory Funds.

VCS also has an agreement to serve as the distributor for the USAA Mutual Funds, with which certain of our employees are affiliated. Under the terms of the distribution agreement with the USAA Mutual Funds, the continuation of which is subject to annual approval by the board of the USAA Mutual Funds Trust, VCS is entitled to receive payments, if any, under the 12b-1 plan for the USAA Mutual Funds in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of each USAA Mutual Fund. The gross amount earned from providing distribution services to the USAA Mutual Funds was $1.1 million for the year ended December 31, 2021. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of the USAA Mutual Funds.

VCS also serves as placement agent for certain private funds managed by VCM. VCS earned a de minimus amount of fees as placement agent for the year ended December 31, 2021.

Compliance Services Agreement

VCM has an agreement to furnish a VCM employee to serve as the Chief Compliance Officer as well as other compliance personnel and resources reasonably necessary to provide compliance design, administration and oversight services for the Victory Funds and VictoryShares with which certain of our employees are affiliated, in accordance with Rule 38a-1 under the Investment Company Act. The term of the agreement began on July 1, 2017 and initially expired on July 1, 2019 but is subject to renewal thereafter. The amount earned from providing these services to the Victory Funds and VictoryShares was $0.4 million for the year ended December 31, 2021.

VCM has an agreement to furnish a VCM employee to serve as the Chief Compliance Officer as well as other compliance personnel and resources reasonably necessary to provide compliance design, administration and oversight services for the USAA Mutual Funds, with which certain of our employees are affiliated, in accordance with Rule 38a-1 under the Investment Company Act. The term of the agreement began on July 1, 2019 and initially expired on July 1, 2020 but is subject to renewal thereafter. The gross amount earned from providing these services to the USAA Mutual Funds was $0.5 million for the year ended December 31, 2021.

The Company also maintains a list which has been previously shared with the Committee which list all related party transactions that do not meet the definition under the Policy and all other affiliate transactions/relationships.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the approval, with certain exceptions, of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related party” (a director, director nominee, executive officer, or a person known to us to be the beneficial owner of more than 5% of our voting securities, or any immediate family member of any of the foregoing) has a direct or indirect material interest (a “related-party transaction”). Under the policy, a related party must promptly disclose to our Chief Legal Officer any potential related-party transaction and all material facts about the transaction. The Chief Legal Officer will then assess whether the transaction constitutes a related-party transaction. If the Chief Legal Officer determines a transaction qualifies as such, he or she will communicate that information to the Audit Committee, or to the Chairperson of the Audit Committee, if the Chief Legal Officer in consultation with the Chief Executive Officer or Chief Financial Officer determines it is impracticable or undesirable to wait until the next committee meeting. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee or the Chairperson of the Audit Committee, as applicable, will decide whether to approve such transaction and will generally approve only those transactions that are not inconsistent with our best interests. If we become aware of a related-party transaction that was not approved under this policy before it was entered into, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, amendment or termination of such transaction. Under the policy, any director who has an interest in a related-party transaction will recuse himself or herself from any formal action with respect to the transaction as deemed appropriate by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The duties and responsibilities of the Audit Committee are more fully described in the committee’s written charter, which is reviewed annually and available under the Investor Relations link on our website at www.vcm.com.

The Audit Committee consists of Karin Hirtler-Garvey (Chair), Lawrence Davanzo and Alan H. Rappaport. Our Board of Directors has affirmatively determined that each of Karin Hirtler-Garvey, Lawrence Davanzo and Alan H. Rappaport meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements as required by the listing rules of the NASDAQ. Karin Hirtler-Garvey has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2021.

The Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and letter from Ernst & Young LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Karin Hirtler-Garvey (Chairperson)
Lawrence Davanzo
Alan H. Rappaport

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Our Audit Committee, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting.

Ernst & Young LLP has served as the Company’s auditor since 2013 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The Board of Directors and the Audit Committee recommend that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Fees Paid to the Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2021 and 2020 are set forth below. The aggregate fees included in the “Audit fees” category are fees billed for the fiscal year for the audits of our annual financial statements, audits of statutory and regulatory filings, and quarterly reviews. The aggregate fees included in the Audit-related and Tax fees categories are fees for services performed in the fiscal years.

	Fiscal Year 2021	Fiscal Year 2020
Audit fees	$1,337,187	$963,612
Audit-related fees	220,750	90,750
Tax fees	34,814	33,784

Total	$1,592,751	$1,088,146

Audit fees for the fiscal years ended December 31, 2021 and 2020 include fees and expenses related to the annual audits of our consolidated financial statements and financial statements for our broker-dealer and foreign subsidiaries, reviews of quarterly consolidated financial statements, and services that are customarily provided in connection with statutory or regulatory filings.

Audit-related fees for the fiscal year ended December 31, 2021 and 2020 include fees for transfer agent annual internal control report services and foreign subsidiary XBRL services.

Tax fees for the fiscal year ending December 31, 2021 and 2020 include fees for foreign tax return compliance and consultations related to technical interpretations, applicable laws and regulations and tax accounting.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee is required to pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors. The Audit Committee will typically pre-approve specific types of audit, audit-related, tax and other services on an annual basis. All services not pre-approved annually are approved on an individual basis throughout the year as the need arises. The committee has delegated to its chairperson the authority to pre-approve independent auditor engagements between meetings of the committee. Any such pre-approvals will be reported to and ratified by the entire committee at its next regular meeting.

Following our IPO in February 2018, all audit, audit-related, tax and other services in fiscal 2020 and 2021 were pre-approved by the Audit Committee. In all cases, the committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of Ernst & Young LLP’s independence.

ADDITIONAL INFORMATION

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at https://materials.proxyvote.com/92645B. Stockholders are directed to the 2021 Form 10-K for financial and other information about us. The 2021 Form 10-K is not part of this proxy statement.

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through the Investor Relations link on our website at www.vcm.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this proxy statement and our 2021 Form 10-K, without charge to any stockholder upon written or verbal request provided to us at Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256, Attn: Investor Relations, telephone: (216) 898-2412, email ir@vcm.com.

Additional information about the Company, including the charters of our standing committees, our Corporate Governance Guidelines and our Code of Business Conduct can be found under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of these documents to stockholders upon request.

Other Matters that May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Victory.

We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

David C. Brown
Chairman of the Board of Directors and Chief Executive Officer

San Antonio, Texas

April 6, 2022

The 2021 Form 10-K, which includes audited consolidated financial statements, does not form any part of the material for the solicitation of proxies.

            VICTORY CAPITAL HOLDINGS, INC.

            15935 LA CANTERA PARKWAY

            SAN ANTONIO, TX 78256

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 16, 2022 for shares held directly and by 11:59 P.M. ET on May 11, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VCTR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 16, 2022 for shares held directly and by 11:59 P.M. ET on May 11, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D75615-P67805	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VICTORY CAPITAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of three Class I Directors

Nominees:	For	Against	Abstain

1a. Lawrence Davanzo

1b. Robert V. Delaney, Jr.

1c. Karin Hirtler-Garvey

The Board of Directors recommends you vote FOR the following proposal:				For	Against	Abstain

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D75616-P67805

VICTORY CAPITAL HOLDINGS, INC.

Annual Meeting of Stockholders

May 17, 2022 8:00 A.M. ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoints, with full power of substitution to each MICHAEL D. POLICARPO and NINA GUPTA, the power as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Victory Capital Holdings, Inc. to be held on May 17, 2022, at 8:00 A.M. ET virtually at www.virtualshareholdermeeting.com/VCTR2022 and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side